                                                                Exhibit 4.2



                                NASH-FINCH COMPANY,
                                     as Issuer

                      THE SUBSIDIARY GUARANTORS named herein,
                                   as Guarantors

                                        and

                       U.S. BANK TRUST NATIONAL ASSOCIATION,
                                     as Trustee

                               ---------------------

                                     INDENTURE
                             Dated as of April 24, 1998

                                --------------------

                                    $165,000,000

                8-1/2% Senior Subordinated Notes due 2008, Series A

                8-1/2% Senior Subordinated Notes due 2008, Series B

     Reconciliation and tie between Trust Indenture Act of 1939,as amended, and
                       Indenture, dated as of April 24, 1998



Trust Indenture                                                  Indenture
  Act Section                                                     Section
--------------                                                   ----------
Section 310   (a)(1) . . . . . . . . . . . . . . . . . . .       6.09
              (a)(2) . . . . . . . . . . . . . . . . . . .       6.09
              (a)(3) . . . . . . . . . . . . . . . . . . .       Not Applicable
              (a)(4) . . . . . . . . . . . . . . . . . . .       Not Applicable
              (b). . . . . . . . . . . . . . . . . . . . .       6.08, 6.10
Section 311   (a). . . . . . . . . . . . . . . . . . . . .       6.13
              (b). . . . . . . . . . . . . . . . . . . . .       6.13
              (c). . . . . . . . . . . . . . . . . . . . .       Not Applicable
Section 312   (a). . . . . . . . . . . . . . . . . . . . .       3.06, 7.01
              (b). . . . . . . . . . . . . . . . . . . . .       7.02
              (c). . . . . . . . . . . . . . . . . . . . .       7.02
Section 313   (a). . . . . . . . . . . . . . . . . . . . .       7.03
              (b). . . . . . . . . . . . . . . . . . . . .       7.03
              (c). . . . . . . . . . . . . . . . . . . . .       7.03
              (d). . . . . . . . . . . . . . . . . . . . .       7.03
Section 314   (a). . . . . . . . . . . . . . . . . . . . .       7.04
              (a)(4) . . . . . . . . . . . . . . . . . . .       10.13
              (b). . . . . . . . . . . . . . . . . . . . .       Not Applicable
              (c)(1) . . . . . . . . . . . . . . . . . . .       1.04, 4.04, 12.01(c)
              (c)(2) . . . . . . . . . . . . . . . . . . .       1.04, 4.04, 12.01(c)
              (c)(3) . . . . . . . . . . . . . . . . . . .       Not Applicable
              (d). . . . . . . . . . . . . . . . . . . . .       Not Applicable
              (e). . . . . . . . . . . . . . . . . . . . .       1.04
Section 315   (a). . . . . . . . . . . . . . . . . . . . .       6.01(a)
              (b). . . . . . . . . . . . . . . . . . . . .       6.02
              (c). . . . . . . . . . . . . . . . . . . . .       6.01(b)
              (d). . . . . . . . . . . . . . . . . . . . .       6.01(c)
              (e). . . . . . . . . . . . . . . . . . . . .       5.14
Section 316   (a) (last sentence)  . . . . . . . . . . . .       3.14
              (a)(1)(A). . . . . . . . . . . . . . . . . .       5.12
              (a)(1)(B). . . . . . . . . . . . . . . . . .       5.13
              (a)(2) . . . . . . . . . . . . . . . . . . .       Not Applicable
              (b). . . . . . . . . . . . . . . . . . . . .       5.08
              (c). . . . . . . . . . . . . . . . . . . . .       9.07
Section 317   (a)(1) . . . . . . . . . . . . . . . . . . .       5.03
              (a)(2) . . . . . . . . . . . . . . . . . . .       5.04
              (b). . . . . . . . . . . . . . . . . . . . .       10.03
Section 318   (a). . . . . . . . . . . . . . . . . . . . .       1.08

_________________

Note: This Cross-Reference Table shall not, for any purpose, be deemed a part of the Indenture.

                                    TABLE OF CONTENTS

                                                                           Page
                                                                           ----
PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1


                                      ARTICLE ONE

                 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION


Section 1.01.   Definitions. . . . . . . . . . . . . . . . . . . . . . . .   2
Section 1.02.   Other Definitions. . . . . . . . . . . . . . . . . . . . .  24
Section 1.03.   Rules of Construction. . . . . . . . . . . . . . . . . . .  24
Section 1.04.   Form of Documents Delivered to Trustee.. . . . . . . . . .  25
Section 1.05.   Acts of Holders. . . . . . . . . . . . . . . . . . . . . .  26
Section 1.06.   Notices, etc., to the Trustee,
                the Company and the Guarantors.. . . . . . . . . . . . . .  26
Section 1.07.   Notice to Holders; Waiver. . . . . . . . . . . . . . . . .  27
Section 1.08.   Conflict with Trust Indenture Act. . . . . . . . . . . . .  27
Section 1.09.   Effect of Headings and Table of Contents.. . . . . . . . .  28
Section 1.10.   Successors and Assigns.. . . . . . . . . . . . . . . . . .  28
Section 1.11.   Separability Clause. . . . . . . . . . . . . . . . . . . .  28
Section 1.12.   Benefits of Indenture. . . . . . . . . . . . . . . . . . .  28
Section 1.13.   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . .  28
Section 1.14.   No Recourse Against Others.. . . . . . . . . . . . . . . .  28
Section 1.15.   Independence of Covenants. . . . . . . . . . . . . . . . .  29
Section 1.16.   Exhibits.. . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 1.17.   Counterparts.. . . . . . . . . . . . . . . . . . . . . . .  29
Section 1.18.   Duplicate Originals. . . . . . . . . . . . . . . . . . . .  29


                         ARTICLE TWO  NOTE AND GUARANTEE FORMS


Section 2.01.   Form and Dating. . . . . . . . . . . . . . . . . . . . . .  29


                                ARTICLE THREE  THE NOTES


Section 3.01.   Title and Terms. . . . . . . . . . . . . . . . . . . . . .  30
Section 3.02.   Optional Redemption. . . . . . . . . . . . . . . . . . . .  31
Section 3.03.   Registrar and Paying Agent.. . . . . . . . . . . . . . . .  31
Section 3.04.   Execution and Authentication.. . . . . . . . . . . . . . .  31
Section 3.05.   Temporary Notes. . . . . . . . . . . . . . . . . . . . . .  33


                                           -i-



                                                                           Page
                                                                           ----

Section 3.06.   Transfer and Exchange. . . . . . . . . . . . . . . . . . .  34
Section 3.07.   Mutilated, Destroyed, Lost and Stolen Notes. . . . . . . .  35
Section 3.08.   Payment of Interest; Interest Rights Preserved.. . . . . .  35
Section 3.09.   Persons Deemed Owners. . . . . . . . . . . . . . . . . . .  36
Section 3.10.   Cancellation.. . . . . . . . . . . . . . . . . . . . . . .  37
Section 3.11.   Legal Holidays.. . . . . . . . . . . . . . . . . . . . . .  37
Section 3.12.   CUSIP and CINS Numbers.. . . . . . . . . . . . . . . . . .  38
Section 3.13.   Paying Agent To Hold Money in Trust. . . . . . . . . . . .  38
Section 3.14.   Treasury Notes.. . . . . . . . . . . . . . . . . . . . . .  38
Section 3.15.   Deposits of Monies.. . . . . . . . . . . . . . . . . . . .  39
Section 3.16.   Book-Entry Provisions for Global Notes.. . . . . . . . . .  39
Section 3.17.   Special Transfer Provisions. . . . . . . . . . . . . . . .  40


                  ARTICLE FOUR  DEFEASANCE OR COVENANT DEFEASANCE


Section 4.01.   Company's Option To Effect Defeasance or Covenant
                Defeasance.. . . . . . . . . . . . . . . . . . . . . . . .  43
Section 4.02.   Defeasance and Discharge.. . . . . . . . . . . . . . . . .  43
Section 4.03.   Covenant Defeasance. . . . . . . . . . . . . . . . . . . .  44
Section 4.04.   Conditions to Defeasance or Covenant Defeasance. . . . . .  44
Section 4.05.   Deposited Money and U.S. Government Obligations To
                Be Held in Trust; Other Miscellaneous Provisions.. . . . .  47
Section 4.06.   Reinstatement. . . . . . . . . . . . . . . . . . . . . . .  48


                               ARTICLE FIVE  REMEDIES


Section 5.01.   Events of Default. . . . . . . . . . . . . . . . . . . . .  48
Section 5.02.   Acceleration of Maturity; Rescission and Annulment.. . . .  50
Section 5.03.   Collection of Indebtedness and Suits for
                Enforcement by Trustee.. . . . . . . . . . . . . . . . . .  51
Section 5.04.   Trustee May File Proofs of Claims. . . . . . . . . . . . .  52
Section 5.05.   Trustee May Enforce Claims Without Possession of Notes.. .  53
Section 5.06.   Application of Money Collected.. . . . . . . . . . . . . .  53
Section 5.07.   Limitation on Suits. . . . . . . . . . . . . . . . . . . .  54
Section 5.08.   Unconditional Right of Holders To Receive Principal,
                Premium and Interest.. . . . . . . . . . . . . . . . . . .  54
Section 5.09.   Restoration of Rights and Remedies.. . . . . . . . . . . .  54
Section 5.10.   Rights and Remedies Cumulative.. . . . . . . . . . . . . .  55
Section 5.11.   Delay or Omission Not Waiver.. . . . . . . . . . . . . . .  55
Section 5.12.   Control by Majority. . . . . . . . . . . . . . . . . . . .  55
Section 5.13.   Waiver of Past Defaults. . . . . . . . . . . . . . . . . .  56
Section 5.14.   Undertaking for Costs. . . . . . . . . . . . . . . . . . .  56
Section 5.15.   Waiver of Stay, Extension or Usury Laws. . . . . . . . . .  56


                                         -ii-


                              ARTICLE SIX  THE TRUSTEE
                                                                           Page
                                                                           ----

Section 6.01.   Certain Duties and Responsibilities. . . . . . . . . . . .  57
Section 6.02.   Notice of Defaults.. . . . . . . . . . . . . . . . . . . .  58
Section 6.03.   Certain Rights of Trustee. . . . . . . . . . . . . . . . .  58
Section 6.04.   Trustee Not Responsible for Recitals, Dispositions
                of Notes or Application of Proceeds Thereof. . . . . . . .  59
Section 6.05.   Trustee and Agents May Hold Notes; Collections; Etc. . . .  60
Section 6.06.   Money Held in Trust. . . . . . . . . . . . . . . . . . . .  60
Section 6.07.   Compensation and Indemnification of Trustee
                and Its Prior Claim. . . . . . . . . . . . . . . . . . . .  60
Section 6.08.   Conflicting Interests. . . . . . . . . . . . . . . . . . .  61
Section 6.09.   Corporate Trustee Required; Eligibility. . . . . . . . . .  61
Section 6.10.   Resignation and Removal; Appointment of Successor Trustee.  61
Section 6.11.   Acceptance of Appointment by Successor.. . . . . . . . . .  63
Section 6.12.   Merger, Conversion, Amalgamation, Consolidation or
                Succession to Business.. . . . . . . . . . . . . . . . . .  64
Section 6.13.   Preferential Collection of Claims  Against Company
                and Guarantors.. . . . . . . . . . . . . . . . . . . . . .  64


          ARTICLE SEVEN  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY


Section 7.01.   Preservation of Information; Company To Furnish
                Trustee Names and Addresses of Holders.. . . . . . . . . .  65
Section 7.02.   Communications of Holders. . . . . . . . . . . . . . . . .  65
Section 7.03.   Reports by Trustee.. . . . . . . . . . . . . . . . . . . .  65
Section 7.04.   Reports by Company and Each Guarantor. . . . . . . . . . .  66


             ARTICLE EIGHT  CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.


Section 8.01.   Company May Consolidate, etc., Only on Certain Terms.. . .  66
Section 8.02.   Successor Substituted. . . . . . . . . . . . . . . . . . .  68


                 ARTICLE NINE  SUPPLEMENTAL INDENTURES AND WAIVERS


Section 9.01.   Supplemental Indentures, Agreements and Waivers
                Without Consent of Holders.. . . . . . . . . . . . . . . .  69
Section 9.02.   Supplemental Indentures, Agreements and Waivers with
                Consent of Holders.. . . . . . . . . . . . . . . . . . . .  70
Section 9.03.   Execution of Supplemental Indentures, Agreements
                and Waivers. . . . . . . . . . . . . . . . . . . . . . . .  72


                                        -iii-

                                                                           Page
                                                                           ----

Section 9.04.   Effect of Supplemental Indentures. . . . . . . . . . . . .  72
Section 9.05.   Conformity with Trust Indenture Act. . . . . . . . . . . .  72
Section 9.06.   Reference in Notes to Supplemental Indentures. . . . . . .  72
Section 9.07.   Record Date. . . . . . . . . . . . . . . . . . . . . . . .  73
Section 9.08.   Revocation and Effect of Consents. . . . . . . . . . . . .  73


                               ARTICLE TEN  COVENANTS


Section 10.01.   Payment of Principal, Premium and Interest. . . . . . . .  73
Section 10.02.   Maintenance of Office or Agency.. . . . . . . . . . . . .  73
Section 10.03.   Money for Note Payments To Be Held in Trust.. . . . . . .  74
Section 10.04.   Corporate Existence.. . . . . . . . . . . . . . . . . . .  76
Section 10.05.   Payment of Taxes and Other Claims.. . . . . . . . . . . .  76
Section 10.06.   Maintenance of Properties.. . . . . . . . . . . . . . . .  76
Section 10.07.   Insurance.. . . . . . . . . . . . . . . . . . . . . . . .  77
Section 10.08.   Books and Records.. . . . . . . . . . . . . . . . . . . .  77
Section 10.09.   Guarantees. . . . . . . . . . . . . . . . . . . . . . . .  77
Section 10.10.   Provision of Financial Statements.. . . . . . . . . . . .  77
Section 10.11.   Change of Control.. . . . . . . . . . . . . . . . . . . .  78
Section 10.12.   Limitation on Indebtedness. . . . . . . . . . . . . . . .  81
Section 10.13.   Statement by Officers as to Default.. . . . . . . . . . .  84
Section 10.14.   Limitation on Restricted Payments.. . . . . . . . . . . .  84
Section 10.15.   Limitation on Transactions with Affiliates. . . . . . . .  89
Section 10.16.   Limitation on Sale of Assets. . . . . . . . . . . . . . .  90
Section 10.17.   Limitation on Liens.. . . . . . . . . . . . . . . . . . .  93
Section 10.18.   Limitation on Issuances of Guarantees by
                 Restricted Subsidiaries.. . . . . . . . . . . . . . . . .  94
Section 10.19.   Limitation on Preferred Stock of Restricted Subsidiaries.  96
Section 10.20.   Limitation on Dividends and Other Payment
                 Restrictions Affecting Restricted Subsidiaries. . . . . .  96
Section 10.21.   Limitations on Unrestricted Subsidiaries. . . . . . . . .  97
Section 10.22.   Compliance Certificates and Opinions. . . . . . . . . . .  99
Section 10.23.   Limitation on Incurrence of Senior Subordinated
                 Indebtedness. . . . . . . . . . . . . . . . . . . . . . .  99
Section 10.24.   Application of Fall-Away Covenants. . . . . . . . . . . . 100


                     ARTICLE ELEVEN  SATISFACTION AND DISCHARGE


Section 11.01.   Satisfaction and Discharge of Indenture.. . . . . . . . . 100
Section 11.02.   Application of Trust Money. . . . . . . . . . . . . . . . 101


                                        -iv-


                         ARTICLE TWELVE  GUARANTEE OF NOTES
                                                                           Page
                                                                           ----

Section 12.01.   Unconditional Guarantee.. . . . . . . . . . . . . . . . . 101
Section 12.02.   Subordination of Guarantees.. . . . . . . . . . . . . . . 103
Section 12.03.   Execution and Delivery of Guarantee.. . . . . . . . . . . 103
Section 12.04.   Additional Guarantors.. . . . . . . . . . . . . . . . . . 103
Section 12.05.   Release of a Guarantor. . . . . . . . . . . . . . . . . . 104
Section 12.06.   Waiver of Subrogation.. . . . . . . . . . . . . . . . . . 104
Section 12.07.   Reliance on Judicial Order or Certificate of Liquidating
                 Agent Regarding Dissolution, etc. of Guarantors.. . . . . 105
Section 12.08.   Article Twelve Applicable to Paying Agents. . . . . . . . 105
Section 12.09.   No Suspension of Remedies.. . . . . . . . . . . . . . . . 105
Section 12.10.   Limitation of Subsidiary Guarantor's Liability. . . . . . 105
Section 12.11.   Contribution from Other Guarantors. . . . . . . . . . . . 106
Section 12.12.   Obligations Reinstated. . . . . . . . . . . . . . . . . . 106
Section 12.13.   No Obligation To Take Action Against the Company. . . . . 106
Section 12.14.   Dealing with the Company and Others.. . . . . . . . . . . 106


                ARTICLE THIRTEEN  REDEMPTIONS AND OFFERS TO PURCHASE


Section 13.01.  Notice to Trustee. . . . . . . . . . . . . . . . . . . . . 107
Section 13.02.  Selection of Notes to Be Redeemed or Purchased.. . . . . . 108
Section 13.03.  Notice of Redemption.. . . . . . . . . . . . . . . . . . . 108
Section 13.04.  Effect of Notice of Redemption.. . . . . . . . . . . . . . 109
Section 13.05.  Deposit of Redemption Price. . . . . . . . . . . . . . . . 109
Section 13.06.  Notes Redeemed in Part.. . . . . . . . . . . . . . . . . . 110
Section 13.07.  Optional Redemption. . . . . . . . . . . . . . . . . . . . 110
Section 13.08.  Procedures Relating to Mandatory Offers. . . . . . . . . . 111


                          ARTICLE FOURTEEN  SUBORDINATION


Section 14.01.   Agreement to Subordinate. . . . . . . . . . . . . . . . . 112
Section 14.02.   Liquidation; Dissolution; Bankruptcy. . . . . . . . . . . 112
Section 14.03.   Default on Designated Senior Indebtedness.. . . . . . . . 113
Section 14.04.   Acceleration of Notes.. . . . . . . . . . . . . . . . . . 115
Section 14.05.   When Distributions Must Be Paid Over. . . . . . . . . . . 115
Section 14.06.   Notice. . . . . . . . . . . . . . . . . . . . . . . . . . 115
Section 14.07.   Subrogation.. . . . . . . . . . . . . . . . . . . . . . . 116
Section 14.08.   Relative Rights.. . . . . . . . . . . . . . . . . . . . . 116
Section 14.09.   The Company and Holders May Not Impair Subordination. . . 117
Section 14.10.   Distribution or Notice to Representative. . . . . . . . . 118


                                        -v-

                                                                           Page
                                                                           ----

Section 14.11.   Rights of Trustee and Paying Agent. . . . . . . . . . . . 118
Section 14.12.   Authorization to Effect Subordination.. . . . . . . . . . 118
Section 14.13.   Payment.. . . . . . . . . . . . . . . . . . . . . . . . . 119


                       ARTICLE I  TERMS OF INTERCOMPANY NOTE


                             ARTICLE III  MISCELLANEOUS

Exhibit A-1    -    Form of Series A Note


Exhibit A-2    -    Form of Series B Note


Exhibit B      -    Form of Legend for Book-Entry Securities


Exhibit C      -    Form of Certificate To Be Delivered in Connection with
                    Transfers Pursuant to Regulation S

Exhibit D      -    Form of Guarantee

Exhibit E      -    Form of Intercompany Note

_______________
Note: This Table of Contents shall not, for any purpose, be deemed a part of the Indenture.

          INDENTURE, dated as of April 24, 1998, among NASH-FINCH COMPANY, a Delaware corporation (the "Company"), as issuer, the Subsidiary Guarantors named herein (the "Guarantors"), as guarantors, and U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee (the "Trustee").

                                      RECITALS

          The Company has duly authorized the creation of an issue of (i) 8-1/2% Senior Subordinated Notes due 2008, Series A (the "Initial Notes") and (ii) 8-1/2% Senior Subordinated Notes due 2008, Series B (the "Exchange Notes") to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (as defined herein). The Initial Notes, the Exchange Notes and the Private Exchange Notes (as defined herein), if any, are collectively referred to as the "Notes" and are treated as a single class of securities under this Indenture. To provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

          The Guarantors have duly authorized their senior subordinated guarantees of the Notes and to provide therefor, the Guarantors have duly authorized the execution and delivery of this Indenture and their Guarantees (as defined herein) under the terms set forth herein.

          All things necessary have been done to make the Notes and the Guarantees, when executed by the Company and the Guarantors, respectively, and authenticated and delivered hereunder and duly issued by the Company and the Guarantors, respectively, the valid obligations of the Company and the Guarantors and to make this Indenture a valid agreement of each of the Company, the Guarantors and the Trustee in accordance with the terms hereof.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders (as hereinafter defined) of the Notes, as follows:

                                    ARTICLE ONE


              DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. DEFINITIONS.

              "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (i) assumed in connection with an Asset Acquisition from such Person or (ii) existing at the time such Person becomes a Restricted Subsidiary of any other Person (other than any Indebtedness incurred in connection with, or in contemplation of, such Asset Acquisition or such Person becoming such a Restricted Subsidiary). Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

              "AFFILIATE" means with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock or any officer, director or employee of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption no more remote than first cousin; or (iii) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "ASSET ACQUISITION" means (i) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary or will be merged or consolidated with or into the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of the assets of such Person, or any division or line of business of such Person, or which is otherwise outside of the ordinary course of business.

              "ASSET SALE" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary other than in the ordi-nary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (a) that is governed by the provisions of Section 8.01; PROVIDED, HOWEVER, that any transaction consummated in compliance with Section 8.01 involving a transfer of less than all of the properties or assets of the Company shall be deemed to be an Asset Sale with respect to the properties or assets of the Company that are not so transferred in such transaction, (b) that is by the Company to any Guarantor, or by any Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of this Indenture, (c) that is of obsolete equipment in the ordinary course of business, (d) to any Securitization Subsidiary (on a "true sale" non-recourse basis) of any accounts receivable or customer loans receivable of the Company or any Restricted Subsidiary in the ordinary course of business on terms customary for such transactions, but only to the extent that the aggregate amount of such accounts receivable or loans held by all such Securitization Subsidiaries which remain uncollected at any one time does not exceed $125,000,000, or (e) the Fair Market Value of any such Asset Sale not otherwise described in clause (a) through (d) above which in the aggregate does not exceed $10,000,000.

              "ASSET SALE OFFER" has the meaning set forth in Section 10.16.

              "ASSET SALE OFFER PURCHASE DATE" has the meaning set forth in
Section 10.16.

              "AVERAGE LIFE TO STATED MATURITY" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing
(i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by
(b) the amount of each such principal payment by (ii) the sum of all such principal payments.

              "BANK CREDIT FACILITIES" means the following credit facilities of the Company: (i) Master Note Agreement with Brinson Trust Company dated as of May 16, 1997, (ii) a conditional line of credit from Norwest Bank Minnesota, N.A. dated as of June 24, 1997 and (iii) a line of credit from Wachovia Bank of Georgia, N.A. dated as of December 17, 1996, and, with respect to each, including related notes, guarantees and other agreements executed in connection therewith.

              "BANKRUPTCY LAW" means Title 11, United States Code or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

              "BANKRUPTCY ORDER" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, "concordate" or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

              "BOARD OF DIRECTORS" means the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of such board.

              "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by its respective Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

              "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York or Minneapolis, Minnesota are authorized or obligated by law, regulation or executive order to close.

              "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date of this Indenture.

              "CAPITALIZED LEASE OBLIGATION" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

              "CASH EQUIVALENTS" means, at any time, (i) any evidence of Indebtedness with a maturity of not more than one year issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of not more than one year of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of not more than one year issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated at least

A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; and (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and
(ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above.

              "CEDEL" means Cedel Bank, SOCIETE ANONYME.

              "CHANGE OF CONTROL" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company):
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the then outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office;
(iii) the Company consolidates with or merges with or into any person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary solely to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described in Section 10.14 (and such amount shall be treated as a Restricted Payment subject to the provisions of Section 10.14), (B) no "person" or "group" owns immediately after such transaction, directly or indirectly, 35% or more of the total outstanding Voting Stock of the surviving corporation and
(C) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the total voting power of the then outstanding Voting Stock of the surviving or transferee corporation immediately after such transaction; or (iv) any order, judgment or decree shall be entered against the

Company decreeing the dissolution or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of sixty days.

              "CHANGE OF CONTROL OFFER" has the meaning set forth in Section 10.11.

              "COMMODITY PRICE PROTECTION AGREEMENT" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

              "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

              "COMPANY" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

              "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by any one of its Chief Executive Officer, its President or a Vice President, and by its Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer or its chief financial officer, and delivered to the Trustee.

              "CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES" means, for any period, (i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) to the extent reducing Consolidated Net Income, Consolidated Non-cash Charges, (c) to the extent reducing Consolidated Net Income, Consolidated Interest Expense, and
(d) to the extent reducing Consolidated Net Income, Consolidated Income Tax Expense less (ii) other non-cash items increasing Consolidated Net Income for such period.

              "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of the Company for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which consolidated financial information of the Company is available (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of the Company for such Four Quarter Period. For purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" will be calculated, without duplication, after giving effect on a PRO FORMA basis for the period of such calculation to (i) the incurrence of any Indebtedness of the Company or any of the Restricted Subsidiaries during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence occurred on the first day of the Reference Period, except that with respect to the calculation of Consolidated Interest Expense in the determination of Consolidated Fixed Charges, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a PRO FORMA basis shall be computed based upon the average daily balance of such Indebtedness during the Reference Period, (ii) an adjustment to eliminate or include, as applicable, the Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges of the Company directly attributable to assets which are the subject of any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period and (iii) the retirement of Indebtedness during the Reference Period which cannot thereafter be reborrowed occurring as if retired on the first day of the Reference Period. In calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to accrue at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date shall be deemed to have been in effect during the Reference Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. If the Company or any Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above definition will give effect to the incurrence of such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

              "CONSOLIDATED FIXED CHARGES" means, for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense; and (ii) the aggregate amount of cash dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Stock and Preferred Stock of the Company.

              "CONSOLIDATED INCOME TAX EXPENSE" means, for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

              "CONSOLIDATED INTEREST EXPENSE" means, for any period, without duplication, the sum of (a) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (i) any amortization of debt discount attributable to such period, (ii) the net cost under or otherwise associated with Interest Rate Agreements, Currency Agreements and Commodity Price Protection Agreements (in each case, including any amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (v) all capitalized interest and all accrued interest, and (b) all but the principal component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period and as determined on a consolidated basis in accordance with GAAP.

              "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains or losses (net of all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis allocable to minority interests in unconsolidated Persons, except to the extent that cash dividends or distributions are actually received by the Company or a Restricted Subsidiary, (iii) income of the Company and the Restricted Subsidiaries derived from or in respect of Investments in Unrestricted Subsidiaries, except to the extent that cash dividends or distributions are actually received by the Company or a Restricted Subsidiary, (iv) net income (or loss) of any Person combined with the Company or any of the Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(v) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (vi) net gains (or losses), net of taxes, less all fees and expenses relating thereto, in respect of any Asset Sales by the Company or a Restricted Subsidiary, (vii) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,
(viii) any restoration to income of any contingency reserve except to the extent provision for such reserve was made out of income accrued at any time following the Issue Date, (ix) any gain, arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of the Company,

(x) the net gain or loss resulting from the Prepayments (as defined in the Offering Memorandum relating to the sale of the Notes) and (xi) the net non-cash compensation expense incurred in connection with the issuance or exercise of any employee stock options the issuance of which was approved by the board of directors of the Company.

              "CONSOLIDATED NET SALES" means, for any period, the consolidated net sales of the Company and the Restricted Subsidiaries as determined in accordance with GAAP.

              "CONSOLIDATED NON-CASH CHARGES" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income for such period (other than any non-cash item requiring an accrual or reserve for cash disbursements in any future period), determined on a consolidated basis in accordance with GAAP.

              "CONSOLIDATED TANGIBLE ASSETS" means, at any date, the total assets, less goodwill and other intangibles, of the Company and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP as of the most recent date for which a consolidated balance sheet of the Company is available.

              "CONSOLIDATION" means, with respect to any Person, the consolidation of the accounts of its Restricted Subsidiaries with those of such Person, all in accordance with GAAP; PROVIDED, HOWEVER, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of such Person. The term "consolidated" has a correlative meaning to the foregoing.

              "CONTROL" means, with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at First Trust Center, 180 East Fifth Street, Saint Paul, Minnesota, Attention:
Richard Prokosch/Corporate Trust Administration.

              "COVENANT DEFEASANCE" has the meaning set forth in Section 4.03.

              "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or its Restricted Subsidiaries against fluctuations in currency values.

              "CUSTODIAN" means any receiver, interim receiver, receiver and manager, receiver-manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other law respecting secured creditors and the enforcement of their security or any other Person with like powers whether appointed judicially or out of court and whether pursuant to an interim or final appointment.

              "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

              "DEFEASANCE" has the meaning set forth in Section 4.02.

              "DEPOSITORY" means The Depository Trust Company, its nominees and successors.

              "DESIGNATED SENIOR INDEBTEDNESS" means (a) all Senior Indebtedness outstanding under the Revolving Credit Facility and (b) any other Senior Indebtedness which, at the time of determination, is specifically designated in the instrument governing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

              "DESIGNATION" has the meaning set forth in Section 10.21.

              "DESIGNATION AMOUNT" has the meaning set forth in Section 10.21.

              "DISINTERESTED DIRECTOR" means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

              "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

              "EVENT OF DEFAULT" has the meaning set forth in Section 5.01.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

              "EXCHANGE NOTES" means the 8-1/2% Senior Subordinated Notes due 2008, Series B, to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement.

              "EXCHANGE OFFER" shall have the meaning specified in the Registration Rights Agreement.

              "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith evidenced by a Board Resolution thereof delivered to the Trustee.

              "FOUR QUARTER PERIOD" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

              "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

              "GLOBAL NOTES" means one or more Regulation S Global Notes and 144A Global Notes.

              "GUARANTEE" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

              "GUARANTEE" means the guarantee by any Guarantor of both the Company's obligations under this Indenture and the Notes pursuant to a guarantee given in accordance with this Indenture.

              "GUARANTOR" means (i) each of Nash DeCamp Company, T.J. Morris Company, Super Food Services, Inc., Forrest Transportation Services, Inc., GTL Truck Lines, Inc., Piggly Wiggly Northland Corporation, Gillette Dairy of the Black Hills, Inc. and Nebraska Dairies, Inc. and their respective successors and
(ii) any Person that executes or is required after the Issue Date to execute a guarantee of the Notes pursuant to this Indenture until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor; PROVIDED that for purposes hereof, the term "Guarantor" shall not include any Unrestricted Subsidiary unless specifically provided otherwise.

              "HOLDER" or "NOTEHOLDER" means a Person in whose name a Note is registered in the Note Register.

              "INCUR" has the meaning set forth in Section 10.12. "Incurrence," "incurred" and "incurring" shall have the meanings correlative to the foregoing.

              "INDEBTEDNESS" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred or arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, bankers acceptance or other similar credit transaction and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,
(iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all Indebtedness referred to in clauses (i) through (iv) above of other Persons and all dividends of other Persons, to the extent the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,
(vi) all guarantees of Indebtedness by such Person, (vii) except for purposes of
Section 10.14, all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (viii) all obligations under Interest Rate Agreements, Currency Agreements or Commodity Price Protection Agreements of such Person (net of any payments owed to such Person thereunder to the extent such Person's obligations thereunder are subject to offset by the amount of payments owed to such Person thereunder), and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such

Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

              "INDENTURE" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

              "INDENTURE OBLIGATIONS" means the obligations of the Company and any other obligor under this Indenture or under the Notes, to pay principal of, premium, if any, and interest on the Notes when due and payable, whether at maturity, by acceleration, call for redemption or repurchase or otherwise, and all other amounts due or to become due under or in connection with this Indenture, the Notes or the Guarantees and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 6.07 hereof) and the Holders of the Notes under this Indenture, the Notes and the Guarantees, according to the terms thereof.

              "INDEPENDENT FINANCIAL ADVISOR" means a nationally recognized accounting, appraisal or investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

              "INITIAL NOTES" means the 8-1/2% Senior Subordinated Notes due 2008, Series A, of the Company.

              "INITIAL PURCHASERS" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Nesbitt Burns Securities Inc., and Piper Jaffray Inc.

              "INTEREST" means, when used with respect to any Note, the amount of all interest accruing on such Note, including all additional interest payable on the Notes pursuant to the Registration Rights Agreement and all interest accruing subsequent to the occurrence of any events specified in Sections 5.01(h), (i) and (j) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

              "INTEREST PAYMENT DATE" means, when used with respect to any Note, the Stated Maturity of an installment of interest on such Note, as set forth in such Note.

              "INTEREST RATE AGREEMENTS" means one or more of the following agreements which shall be entered into by one or more financial institutions: obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such

Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount or any other arrangement involving payments by or to such Person based upon fluctuations in interest rates (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

              "INVESTMENT" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including by means of a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others or otherwise), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. In addition to the foregoing, any Currency Agreement, Interest Rate Agreement, Commodity Price Protection Agreement or similar agreement shall constitute an Investment in the net amount required to be set forth on such Person's balance sheet in accordance with GAAP. Upon the sale of any portion of the Capital Stock of any Restricted Subsidiary by the Company or any other Restricted Subsidiary, the Company or such other Restricted Subsidiary shall be deemed to have made an Investment in the amount of its remaining Investment, if any, in such Person.

              "INVESTMENT GRADE RATING" means a rating of BBB- and Baa3 or higher, in each case by the applicable Rating Agency, or the equivalents thereof.

              "ISSUE DATE" means the original issue date of the Notes hereunder.

              "LIEN" means any mortgage or deed of trust, charge, pledge, lien (statutory or other), privilege, security interest, hypothecation, cessation and transfer, lease of real property, assignment for security, claim, deposit arrangement, or preference or priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), whether real, personal or mixed, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

              "MATERIAL SUBSIDIARY" means each Restricted Subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the Issue Date).

              "MATURITY DATE" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

              "NET CASH PROCEEDS" means (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve), all as reflected in an Officers' Certificate delivered to the Trustee and (b) with respect to any issuance or sale of shares of Capital Stock that have been converted into or exchanged for shares of Capital Stock as referred to Section 10.14, the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

              "NON-U.S. PERSON" has the meaning assigned to such term in Regulation S.

              "NOTES" shall have the meaning specified in the Recitals of this Indenture.

              "OFFER" means a Change of Control Offer made pursuant to Section
10.11 or an Asset Sale Offer made pursuant to Section 10.16.

              "OFFERING MEMORANDUM" means the Offering Memorandum dated
April 20, 1998 pursuant to which the Notes and the Guarantees were offered, and any supplement thereto.

              "OFFICER" means, with respect to the Company or any Guarantor, the Chief Executive Officer, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or the Chief Financial Officer.

              "OFFICERS' CERTIFICATE" means a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Company or any Guarantor, as the case may be, and delivered to the Trustee.

              "144A GLOBAL NOTE" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A under the Securities Act.

              "OPINION OF COUNSEL" means a written opinion of counsel who may be counsel for the Company, a Guarantor, or the Trustee, and who shall be reasonably acceptable to the Trustee.

              "OUTSTANDING" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

              (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

              (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Guarantor or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or any Guarantor or any Affiliate thereof (if the Company or such Guarantor or Affiliate shall act as Paying Agent) for the Holders of such Notes; PROVIDED, HOWEVER, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

              (iii) Notes with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Sections 4.02 and 4.03; and

              (iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company, any Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when it repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act as a Holder with respect to such Notes and that the pledgee is not the Company, any Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Guarantor or such other obligor. If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date money sufficient to pay all accrued interest and principal with respect to such Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be Outstanding and interest on them ceases to accrue. Notes may also cease to be outstanding to the extent expressly provided in Article Four.

              "PARI PASSU INDEBTEDNESS" means (a) any Indebtedness of the Company which ranks PARI PASSU in right of payment to the Notes and (b) with respect to any Guarantor, Indebtedness which ranks PARI PASSU in right of payment to the Guarantee of such Guarantor.

              "PERMITTED INDEBTEDNESS" has the meaning set forth in Section
10.12.

              "PERMITTED INVESTMENTS" means (a) Cash Equivalents;
(b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) loans and advances to employees and sales representatives made in the ordinary course of business not to exceed $1,000,000 in the aggre-gate at any one time outstanding; (d) Interest Rate Agreements, Currency Agreements and Commodity Price Protection Agreements permitted under clause
(vii) or (viii) of the second paragraph of Section 10.12, (e) Investments represented by accounts receivable created or acquired in the ordinary course of business; (f) loans or advances to vendors in the ordinary course of business in an amount not to exceed $10,000,000 at any time; (g) Investments existing on the Issue Date and any renewal or replacement thereof on terms and conditions no less favorable in any respect than that existing on the Issue Date; (h) any Investment to the extent that the consideration therefor is Qualified Capital Stock of the Company; (i) bonds, notes, debentures or other securities or other non-cash proceeds received in connection with an Asset Sale permitted under
Section 10.16 not to exceed 20% of the total consideration in such Asset Sale;
(j) Investments in the form of the sale (on a "true sale" non-recourse basis) or the servicing of receivables transferred from the Company or any Guarantor, or transfer of cash, to a Securitization Subsidiary as a capital contribution or in exchange for Indebtedness of such Securitization Subsidiary in the ordinary course of business consistent with past practice on terms customary for such transactions); (k) Indebtedness permitted under clauses (iv), (v) and (vi) of the second paragraph of Section 10.12; and (l) Investments in any of the Notes or any other debt securities of the Company not otherwise prohibited by this Indenture.

              "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

              "PREDECESSOR NOTE" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.07 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

              "PREFERRED STOCK" means, with respect to any Person, Capital Stock of any class or, classes (however designated) of such Person which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

              "PRIVATE EXCHANGE SECURITIES" shall have the meaning specified in the Registration Rights Agreement.

              "PRIVATE PLACEMENT LEGEND" shall mean the first paragraph of the legend initially set forth in the Securities in the form set forth on Exhibit A-1.

              "PUBLIC EQUITY OFFERING" has the meaning set forth in Section
13.07.

              "PURCHASE MONEY OBLIGATION" means any Indebtedness secured by a Lien on assets related to the business of the Company and the Restricted Subsidiaries and any additions and accessions thereto, which are purchased by the Company or any Restricted Subsidiary at any time after the Notes are issued; PROVIDED that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a "Purchase Money Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom except that, in the case of land upon which a supermarket is constructed, such Purchase Money Security Agreement may be entered into within 180 days after the substantial completion of such supermarket, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 90% of the purchase price to the Company and its Restricted Subsidiaries of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

              "QUALIFIED CAPITAL STOCK" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

              "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

              "RATING AGENCIES" means (i) Standard & Poor's Ratings Group and
(ii) Moody's Investors Service, Inc. or (iii) if Standard & Poor's Ratings Group or Moody's Investors Service, Inc. or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or both, as the case may be.

              "REDEEMABLE CAPITAL STOCK" means any class or series of Capital Stock to the extent that, either by its terms, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such Stated Maturity.

              "REFERENCE PERIOD" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

              "REGISTRABLE SECURITIES" shall have the meaning specified in the Registration Rights Agreement.

              "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of April 24, 1998 by and among the Company, the Guarantors and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

              "REGULAR RECORD DATE" means the Regular Record Date specified in the Notes.

              "REGULATION S" means Regulation S under the Securities Act.

              "REGULATION S GLOBAL NOTE" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

              "REORGANIZATION SECURITIES" means , with respect to any insolvency or liquidation proceeding involving the Company, Capital Stock or other securities of the Company as reorganized or readjusted (or Capital Stock or any other securities of any other Person provided for by a plan of reorganization or readjustment) that are subordinated, at least to the same extent as the Notes, to the payment of all outstanding Senior Indebtedness after giving effect to such plan of reorganization or readjustment; PROVIDED, HOWEVER, that if debt securities such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to three months following the final scheduled maturity of all Senior Debt of the Company (as modified by such plan of reorganization or readjustment).

              "RESPONSIBLE OFFICER" means, with respect to the Trustee, the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

              "RESTRICTED NOTE" means a Note that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; PROVIDED, HOWEVER, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Note.

              "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

              "REVOCATION" has the meaning set forth in Section 10.21.

              "REVOLVING CREDIT FACILITY" means the Credit Agreement dated as of October 8, 1996, as amended, among the Company, Harris Trust and Savings Bank, as administrative agent, and the other financial institutions signatory thereto, as in effect on the Issue Date, and includes related notes, guarantees and other agreements executed in connection therewith.

              "RULE 144A" means Rule 144A under the Securities Act.

              "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

              "SECURITIZATION SUBSIDIARY" means any Unrestricted Subsidiary of the Company which engages in no business, activity or transaction other than
(i) acquiring accounts or customer loans receivable of the Company or any Restricted Subsidiary, (ii) incurring Indebtedness which is without credit recourse and which is secured solely by, or selling (on a "true sale" non-recourse basis) interests in, such accounts or customer loans receivable and
(iii) immediately paying all of the proceeds of such Indebtedness or sale of interests to the Company or such Restricted Subsidiary as payment for accounts or customer loans receivable of the Company or such Restricted Subsidiary.

              "SENIOR INDEBTEDNESS" means, with respect to the Company or any Guarantor, as applicable, the principal of, premium, if any, and interest on any Indebtedness of the Company or such Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be. Without limiting the generality of the foregoing, "Senior Indebtedness" will include the principal of, premium, if any, and interest (including interest that would accrue but for the filing of a petition initiating any proceeding under any state or federal bankruptcy laws, whether or not such claim is allowable in such proceeding) on all obligations of every nature of the Company or such Guarantor, as the case may be, from time to time owed to the lenders under the Revolving Credit Facility, in-cluding, without limitation, principal of and interest on, and all fees and expenses payable under the Revolving Credit Facility. Notwithstanding the foregoing, "Senior Indebtedness" shall not include, to the extent constituting Indebtedness, (i) Indebtedness evidenced by the Notes or the Guarantors,
(ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company or any Guarantor, (iii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or any Guarantor,
(iv) Indebtedness which is represented by Redeemable Capital Stock,
(v) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than any current liabilities owing under the Revolving Credit Facility or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (v)),
(vi) Indebtedness of or amounts owed by the Company or any Guarantor for compensation to employees or for services rendered to the Company or such Guarantor, (vii) any liability for federal, state, local or other taxes owed or owing by the Company or any Guarantor, (viii) Indebtedness of the Company or any Guarantor to a Subsidiary of the Company, and (ix) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture.

              "SPECIAL RECORD DATE" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.08 hereof.

              "STATED MATURITY" means, with respect to any Note or any installment of interest thereon, the dates specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest, is due and payable.

              "SUBORDINATED INDEBTEDNESS" means, with respect to the Company, Indebtedness of the Company which is expressly subordinated in right of payment to the Notes or, with respect to any Guarantor, Indebtedness of such Guarantor which is expressly subordinated in right of payment to the Guarantee of such Guarantor.

              "SUBSIDIARY" means, with respect to any Person, (a) any corporation of which the outstanding shares of Voting Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of the shares of Voting Stock are at the time, directly or indirectly, owned by such first named Person.

              "SURVIVING PERSON" means, with respect to any Person involved in any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of

                                         -23-
all or substantially all of its properties and assets as an entirety, the Person formed by or surviving such merger or consolidation or the Person to which such sale, assignment, conveyance, transfer or lease is made.

              "TRANSACTION DATE" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

              "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939, as amended.

              "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

              "UNRESTRICTED NOTES" means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A, including, without limitation, the Exchange Notes.

              "UNRESTRICTED SUBSIDIARY" means (i) each Securitization Subsidiary and its Subsidiaries and (ii) each Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with Section 10.21, and each Subsidiary of each such Subsidiary of the Company. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such Section 10.21.

              "UNUTILIZED NET CASH PROCEEDS" has the meaning set forth in
Section 10.16.

              "U.S. GOVERNMENT OBLIGATIONS" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; PROVIDED, HOWEVER, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

              "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

              "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company and/or another Wholly-Owned Restricted Subsidiary. For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Restricted Subsidiary.

Section 1.02.   OTHER DEFINITIONS.

                                                 Defined in
                      Term                        Section
                      ----                       ----------
           "Act"                                 1.05
           "Affiliate Transaction"               10.15
           "Agent Member"                        3.16
           "Change of Control Date"              10.11
           "Change of Control Purchase Date"     10.11
           "Change of Control Purchase Price"    10.11
           "Defaulted Interest"                  3.08
           "Defeased Notes"                      4.01
           "insolvent Person"                    4.04
           "Non-payment  Default"                14.03
           "Note Register"                       3.06
           "Registrar"                           3.03
           "Paying Agent" or "Agent"             3.03
           "Payment Blockage Period"             14.03
           "Physical Notes"                      3.04
           "Required Filling Dates"              10.10
           "Restricted Payments"                 10.14
           "Restricted Period"                   3.17


Section 1.03. RULES OF CONSTRUCTION.

              For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

              (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

              (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

              (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

              (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

              (e) all references to "$" or "dollars" refer to the lawful currency of the United States of America; and

              (f) the words "include," "included" and "including" as used herein are deemed in each case to be followed by the phrase "without limitation."

Section 1.04. FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

              In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

              Any certificate or opinion of an officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any Guarantor stating that the information with respect to such factual matters is in the possession of the Company or any Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

              Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this

Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

Section 1.05.   ACTS OF HOLDERS.

              (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

              (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

              (c)  The ownership of Notes shall be proved by the Note Register.

              (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.06. NOTICES, ETC., TO THE TRUSTEE, THE COMPANY AND THE GUARANTORS.

              Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

              (a) the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at First Trust Center, 180 East Fifth Street, St. Paul, MN 55101, Attention: Richard Prokosch (Assistant Vice President) or at any other address previ-ously furnished in writing to the Holders, the Company and the Guarantors by the Trustee; or

              (b) the Company or a Guarantor by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company or such Guarantor addressed to it at Nash-Finch Company, P.O. Box 355, Minneapolis, MN 55440-0355, Attention: Chief Executive Officer, or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.07. NOTICE TO HOLDERS; WAIVER.

              Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

              In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 1.08. CONFLICT WITH TRUST INDENTURE ACT.

              If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

              If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 1.09. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

              The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10. SUCCESSORS AND ASSIGNS.

              All covenants and agreements in this Indenture by the Company and the Guarantors, shall bind their respective successors and assigns, whether so expressed or not.

Section 1.11. SEPARABILITY CLAUSE.

              In case any provision in this Indenture or in the Notes or any Guarantee issued pursuant hereto shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12. BENEFITS OF INDENTURE.

              Nothing in this Indenture or in the Notes or in any Guarantee issued pursuant hereto, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13. GOVERNING LAW.

              THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

Section 1.14. NO RECOURSE AGAINST OTHERS.

              A director, officer, employee or stockholder, as such, of the Company or of a Guarantor shall not have any liability for any obligations of the Company or a Guarantor under the Notes, the Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

Section 1.15. INDEPENDENCE OF COVENANTS.

              All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

Section 1.16. EXHIBITS.

              All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 1.17. COUNTERPARTS.

              This Indenture may be executed in any number of counterparts and by telecopier, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 1.18. DUPLICATE ORIGINALS.

              The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                     ARTICLE TWO


                               NOTE AND GUARANTEE FORMS

Section 2.01. FORM AND DATING.

              The Notes and the Trustee's certificate of authentication with respect thereto and the Guarantees shall be in substantially the forms set forth, or referenced, in Exhibit A-1, Exhibit A-2 and Exhibit D, respectively, annexed hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of the Depository, any clearing agency or any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes and Guarantees, as evidenced by their execution thereof.

              The definitive Notes and Guarantees shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes and such Guarantees may be listed, all as determined by the officers executing such Notes and Guarantees, as evidenced by their execution of such Notes and Guarantees.

              Each Note shall be dated the date of its issuance and shall show the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture.

                                    ARTICLE THREE


                                      THE NOTES

Section 3.01. TITLE AND TERMS.

              PRINCIPAL AMOUNT. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $165,000,000 in aggregate principal amount of Notes, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 3.07, 9.06, 10.11, 10.16 or 13.06

              MATURITY AND INTEREST. The Notes will mature on May 1, 2008. Interest on the Notes will accrue at the rate of 8-1/2% per annum and will be payable semi-annually on each May 1 and November 1, commencing November 1, 1998, to the holders of record of Notes at the close of business on the April 15 and October 15, respectively, immediately preceding such interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

              Pursuant to the Registration Rights Agreement, the interest rate on the Notes is subject to increase under certain circumstances if the Company is not in compliance with its obligations under the Registration Rights Agreement.

              At the election of the Company, the entire Indebtedness on the Notes or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

              The terms and provisions contained in the Notes annexed hereto as Exhibits A-1 and A-2 (including the Guarantees annexed hereto as Exhibit D) shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Com-pany, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 3.02. OPTIONAL REDEMPTION.

              The Notes will be redeemable at the option of the Company as set forth in the Notes and in Article Thirteen.

Section 3.03. REGISTRAR AND PAYING AGENT.

              The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for payment (the "Paying Agent" or "Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes, the Guarantees and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" or "Agent" includes any additional paying agent. The Company may act as its own Paying Agent, except for the purposes of payments on account of principal on the Notes pursuant to Sections 10.11 and 10.16 hereof.

              The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 6.07 hereof.

              The Company initially appoints the Trustee as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 3.04. EXECUTION AND AUTHENTICATION.

              The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or en-dorsement thereon. Each Note shall be dated the date of issuance and shall show the date of its authentication. Each Note shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form of Exhibit D hereto.

              Notes offered and sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A-1, deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

              Notes issued in exchange for interests in a Global Note pursuant to Section 3.17 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A-1 (the "Physical Notes").

              All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; PROVIDED, HOWEVER, that all of the time periods specified in the Registration Rights Agreement to be complied with by the Company and the Guarantors have been so complied with.

              Two Officers shall sign, or one Officer shall sign, and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company, and the Guarantees for the Guarantors, by manual or facsimile signature.

              If an Officer or Assistant Secretary whose signature is on a Note or a Guarantee, as the case may be, was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

              The Trustee shall authenticate (i) Initial Notes for original issue in an aggregate principal amount not to exceed $165,000,000, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time only in exchange for (A) a like principal amount of Initial Notes or (B) a like principal amount of Private Exchange Notes, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unre-stricted Notes and whether (subject to this Section 3.04) the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $165,000,000, except as provided in
Section 3.07.

              Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

              The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

              The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

Section 3.05. TEMPORARY NOTES.

              Until definitive Notes are prepared and ready for delivery, the Company may execute and upon a Company Order the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes, in any authorized denominations, but may have variations that the Company reasonably considers appropriate for temporary Notes as conclusively evidenced by the Company's execution of such temporary Notes.

              If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay but in no event later than the date that the Exchange Offer is consummated. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of like tenor and of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 3.06. TRANSFER AND EXCHANGE.

              The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being sometimes referred to herein as the "Note Register") in which, subject to such reasonable regulations as the Registrar may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of Notes. The Trustee is hereby initially appointed Registrar for the purpose of registering Notes and transfers of Notes as herein provided.

              Subject to Sections 3.16 and 3.17, when Notes are presented to the Registrar or a co-Registrar with a request from the Holder of such Notes to register the transfer or exchange for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer or exchange in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. Whenever any Notes are so presented for exchange, the Company and any Guarantor shall execute, and the Trustee shall authenticate and deliver, the Notes and Guarantees which the Holder making the exchange is entitled to receive. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Sections 9.06, 10.11, 10.16 or 13.06 hereof (in which events the Company will be responsible for the payment of all such taxes which arise solely as a result of the transfer or exchange and do not depend on the tax status of the Holder). The Trustee shall not be required to exchange or register the transfer of any Note for a period of 15 days immediately preceding the first mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except, in the case of any Note where public notice has been given that such Note is to be redeemed in part, the portion thereof not to be redeemed.

              All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

              Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

Section 3.07. MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

              If a mutilated Note is surrendered to the Trustee or if the Holder of a Note of any series claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon a Company Order, the Trustee shall authenticate and deliver a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding, and the Guarantors shall execute a replacement Guarantee, if the Holder of such Note furnishes to the Company and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and an indemnity bond shall be posted by such Holder, sufficient in the judgment of the Company or the Trustee, as the case may be, to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's and any Guarantor's expenses in replacing such Note (including (i) expenses of the Trustee charged to the Company and (ii) any tax or other governmental charge that may be imposed) and the Trustee may charge the Company for the Trustee's expenses in replacing such Note.

              Every replacement Note and Guarantee issued pursuant to this
Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and each Guarantor, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 3.08. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

              Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

              Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or
(b) below:

              (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this subsection (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date.
       Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

              (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee.

              Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 3.09. PERSONS DEEMED OWNERS.

              Prior to and at the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.08) interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.10. CANCELLATION.

              All Notes surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company and any Guarantor may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer or exchange, redemption or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 3.10, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the canceled Notes be returned to it. The Trustee shall provide the Company a list of all Notes that have been canceled from time to time as requested by the Company. If the Company or any Affiliate of the Company acquires any Notes (other than by redemption pursuant to Section 13.07 or an Offer pursuant to Section 10.11 or 10.16), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until such Notes are delivered to the Trustee for cancellation.

Section 3.11. LEGAL HOLIDAYS.

              In any case where any Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be. In such event, no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day and, with respect to any Interest Pay-ment Date, interest for the period from and after such Interest Payment Date shall accrue with respect to the next succeeding Interest Payment Date.

Section 3.12. CUSIP AND CINS NUMBERS.

              The Company in issuing the Notes may use "CUSIP" and "CINS" numbers (if then generally in use), and if so, the Trustee shall use the CUSIP or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number, as the case may be, printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP or CINS number of any type of Notes.

Section 3.13. PAYING AGENT TO HOLD MONEY IN TRUST.

              Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and except if the Company, any Guarantor or any of their respective Affiliates is acting as Paying Agent, and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon a Company Order to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 3.14. TREASURY NOTES.

              In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

Section 3.15. DEPOSITS OF MONIES.

              Prior to 11:30 a.m. New York City time on each Interest Payment Date, maturity date, Change of Control Purchase Date and Asset Sale Offer Purchase Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, maturity date, Change of Control Purchase Date and Asset Sale Offer Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, maturity date, Change of Control Purchase Date and Asset Sale Offer Purchase Date, as the case may be.

Section 3.16. BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

              (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

              Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

              (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Sections 3.04 and 3.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note, or that it will cease to be a "Clearing Agency" under the Exchange Act, and in either case a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

              (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations.

              (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount at maturity of Physical Notes of like tenor of authorized denominations.

              (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to subparagraph (b), (c) or
(d) of this Section 3.16 shall, except as otherwise provided by Section 3.17, bear the Private Placement Legend.

              (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 3.17.   SPECIAL TRANSFER PROVISIONS.

              (a) TRANSFERS TO NON-U.S. PERSONS. The following additional provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any Non-U.S. Person:

              (i) the Registrar shall register the transfer of any Initial Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; PROVIDED, HOWEVER, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Notes thereunder or
       (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto;

              (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an in-terest in the Regulation S Global Note upon receipt by the Registrar of
       (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred;

              (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of
       (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Global Note to be transferred; and

              (iv) until the 41st day after the Issue Date (the "Restricted Period"), an owner of a beneficial interest in the Regulation S Global Note may not transfer such interest to a transferee that is a U.S. Person or for the account or benefit of a U.S. Person within the meaning of Rule 902(o) of the Securities Act. During the Restricted Period, all beneficial interests in the Regulation S Global Note shall be transferred only through Cedel or Euroclear, either directly if the transferor and transferee are participants in such systems, or indirectly through organizations that are participants.

              (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a QIB (excluding Non-U.S. Persons):

              (i) the Registrar shall register the transfer of any Initial Note, whether or not such Note bears the Private Placement Legend, if
       (x) the requested transfer is after the second anniversary of the Issue Date; PROVIDED, HOWEVER, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Note thereunder or
       (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

              (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Note so transferred; and

              (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Global Note to be transferred.

              (c) PRIVATE PLACEMENT LEGEND. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 3.17 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

              (d) OTHER TRANSFERS. If a Holder proposes to transfer a Note constituting a Restricted Note pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by Section 3.17(a), (b) and (c), the Registrar shall only register such transfer or exchange if such transferor delivers an Opinion of Counsel satisfactory to the Company and the Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture; PROVIDED, HOWEVER, that the Company may, based upon the opinion of its counsel, instruct the Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB or Non-U.S. Person.

              (e) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

              The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.16 or this Section
3.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

                                     ARTICLE FOUR


                          DEFEASANCE OR COVENANT DEFEASANCE

Section 4.01.   COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

              The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 4.02 or Section 4.03 be applied to all of the Outstanding Notes (the "Defeased Notes"), upon compliance with the conditions set forth below in this Article Four.

Section 4.02. DEFEASANCE AND DISCHARGE.

              Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.02, the Company and each Guarantor shall be deemed to have been discharged from their obligations with respect to the Defeased Notes and the related Guarantees on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, and, upon Company Request, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust funds described in Section 4.04 and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Defeased Notes under Sections 3.05, 3.06, 3.07, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 6.07, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 with respect to the Notes.

Section 4.03. COVENANT DEFEASANCE.

              Upon the Company's exercise under Section 4.01 of the option applicable to this Section 4.03, the Company and each Guarantor shall be released from their obligations under any covenant or provision contained in Sections 10.05 through 10.08 and 10.10 through 10.22 and the provisions of Article Eight and Article Fourteen shall not apply, with respect to the Defeased Notes, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Notes, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in Sections 10.05 through 10.08 and 10.10 through 10.22 or Article Eight, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 5.01(c), (d), (e) (other than a Default of Event of Default thereunder arising by reason of the covenant defeasance itself), (g), or (k), but, except as specified above, the remainder of this Indenture and such Defeased Notes shall be unaffected thereby.

Section 4.04. CONDITIONS TO DEFEASANCE OR COVENANT
              DEFEASANCE.

              The following shall be the conditions to application of either
Section 4.02 or Section 4.03 to the Defeased Notes:

              (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) cash in United States dollars in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in any such case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Notes at the Stated Maturity of such principal or installment of principal, premium, if any, or interest; PROVIDED, HOWEVER, that the Company may only make such deposit if Article Fourteen does not prohibit payments on the Notes at the time of the deposit; PROVIDED FURTHER, HOWEVER, that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

              (2) No Default shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.01(h), (i) or (j) are concerned, at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

              (3) Neither the Company nor any Subsidiary of the Company is an "insolvent Person" within the meaning of any applicable Bankruptcy Law on the date of such deposit or at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

              (4) Such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest in violation of
       Section 6.08 and for purposes of
       the Trust Indenture Act with respect to any securities of the Company or any Guarantor;

              (5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

              (6) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

              (7) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

              (8) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

              (9) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit;

              (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which counsel shall practice in the United States), each stating that (i) all conditions precedent provided for relating to either the defeasance under Section
       4.02 or the covenant defeasance under Section 4.03 (as the case may be) have been complied with as contemplated by this Section 4.04 and (ii) if any other Indebtedness of the Company or any Guarantor shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness;

              (11) In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
       (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

       (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

              (12) In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

              Opinions required to be delivered under this Section shall be delivered by independent counsel (other than as set forth above) and may have such qualifications as are customary for opinions of the type required and reasonably acceptable to the Trustee, and counsel delivering such opinion may rely on certificates of the Company or government officials customary for opinions of the type required.

Section 4.05. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN
              TRUST; OTHER MISCELLANEOUS PROVISIONS.

              Subject to the proviso of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.05, the "Trustee") pursuant to Section 4.04 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law. Money deposited with the Trustee or a Paying Agent pursuant to this Article Four shall not be subject to Article Fourteen.

              The Company shall pay and indemnify the Trustee and hold it harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

              Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 4.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

Section 4.06. REINSTATEMENT.

              If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and of any Guarantor under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be; PROVIDED, HOWEVER, that if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

                                     ARTICLE FIVE

                                       REMEDIES

Section 5.01. EVENTS OF DEFAULT.

              "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (a) default in the payment of the principal of or premium, if any, when due and payable, on any of the Notes (at its Stated Maturity, upon optional redemption, acceleration, required purchase, sinking fund, scheduled principal payment or otherwise); or

              (b) default in the payment of an installment of interest on any of the Notes, when due and payable, continued for 30 days or more; or

              (c) the Company or any Guarantor fails to comply with any of its obligations described under Article 8 or Sections 10.11 or 10.16; or

              (d) the Company or any Guarantor fails to perform or observe any other term, covenant or agreement contained in the Notes, the Guarantees or this Indenture (other than a default specified in (a), (b) or (c) above) for a period of 30 days after written notice of such failure requiring the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

              (e) default or defaults under one or more agreements, indentures or instruments under which the Company, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $17,500,000 individually or in the aggregate and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults result in the acceleration of the maturity of such Indebtedness; or

              (f) any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with Sections 10.18 or 12.05); or

              (g) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $17,500,000 (in excess of the coverage under applicable insurance policies (after giving effect to any deductibles) under which a financially sound and reputable insurer has admitted liability) either individually or in the aggregate shall have been rendered against the Company, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not have been discharged and either
       (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment, order or decree, by reason of a pending appeal or otherwise, shall not be in effect; or

              (h) the Company, any Guarantor or any Material Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

                     (i)    commences a voluntary case or proceeding;

                     (ii) consents to the making of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

                     (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

                     (iv) makes a general assignment for the benefit of its creditors;

                     (v) files an answer or consent seeking reorganization or relief;

                     (vi) shall admit in writing its inability to pay its debts generally; or

                     (vii)  consents to the filing of a petition in bankruptcy;
              or

              (i) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company, any Guarantor or any Material Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or

              (j) a Custodian shall be appointed out of court with respect to the Company, any Guarantor or any Material Subsidiary or with respect to all or any substantial part of the assets or properties of the Company, any Guarantor or any Material Subsidiary; or

              (k) any holder of at least $17,500,000 in aggregate principal amount of Indebtedness of the Company, any Guarantor or any Restricted Subsidiary shall commence judicial proceedings to foreclose upon assets of the Company, any Guarantor or any of its Restricted Subsidiaries having a Fair Market Value, individually or in the aggregate, in excess of $17,500,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure.

Section 5.02. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

              If an Event of Default (other than as specified in Sections 5.01(h), (i) or (j) with respect to the Company) shall occur and be continuing, the Trustee, by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued interest on all of the outstanding Notes due and payable immediately, upon which declaration all such amounts payable in respect of the Notes will become and be immediately due and payable. If an Event of Default specified in Sections 5.01(h), (i) or (j) with respect to the Company occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the outstanding Notes will IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

              At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration if:

              (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Outstanding Notes, (iii) the principal of and premium, if any, on any Outstanding Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Outstanding Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Outstanding Notes, and

              (b) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

              No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

              The Company and each Guarantor covenant that if an Event of Default specified in Section 5.01(a) or 5.01(b) shall have occurred and be continuing, the Company and each Guarantor will, jointly and severally, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

              If the Company and each Guarantor fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Company, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any Guarantor or any other obligor upon the Notes, wherever situated.

              If an Event of Default occurs and is continuing, the Trustee may in its discretion but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted herein, including, without limitation, seeking recourse against any Guarantor or (ii) proceed to protect and enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

       Section 5.04.   TRUSTEE MAY FILE PROOFS OF CLAIMS.

              In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes, including each Guarantor or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

              (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

              (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof.

              Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

              All rights of action and claims under this Indenture, the Notes or any Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 5.06. APPLICATION OF MONEY COLLECTED.

              Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

              First:  to the Trustee for amounts due under Section 6.07;

              Second: to the holders of Senior Indebtedness to the extent required by Article Fourteen.

              Third: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

              Fourth: to Holders for principal and premium, if any, amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, if any; and

              Fifth:  the balance, if any, to the Company.

              The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 5.06.

Section 5.07. LIMITATION ON SUITS.

              No holder of any of the Notes has any right to institute any proceeding with respect to this Indenture or any remedy thereunder, unless

              (i) the holders of at least 25% in aggregate principal amount of the Outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture,

              (ii) the Trustee has failed to institute such proceeding within 15 days after receipt of such notice and offer of indemnity, and

              (iii) the Trustee, within such 15-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the Outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing to, any provision of this Indenture, any Note or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Note or any Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

Section 5.08. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL,
              PREMIUM AND INTEREST.

              Notwithstanding any other provision in this Indenture, but subject to Article Fourteen, the Holder of any Note shall have the right, which is absolute and unconditional, to receive cash payment of the principal of, premium, if any, and (subject to Section 3.08 hereof) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, a Change of Control Offer or Asset Sale Offer, on the Redemption Date, Change of Control Purchase Date or Asset Sale Offer Purchase Date, respectively) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09. RESTORATION OF RIGHTS AND REMEDIES.

              If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, any Note or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each of the Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10. RIGHTS AND REMEDIES CUMULATIVE.

              No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. DELAY OR OMISSION NOT WAIVER.

              No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12. CONTROL BY MAJORITY.

              The Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED, HOWEVER, that:

              (a) such direction shall not be in conflict with any rule of law or with this Indenture, any Note or any Guarantee or expose the Trustee to personal liability; and

              (b) subject to Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

       Section 5.13.   WAIVER OF PAST DEFAULTS.

              The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default or Event of Default hereunder and its consequences, except a Default or Event of Default:

              (a) in the payment of the principal of, premium, if any, or interest on any Note or

              (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby.

              Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.14. UNDERTAKING FOR COSTS.

              All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the respective Redemption Dates).

Section 5.15. WAIVER OF STAY, EXTENSION OR USURY LAWS.

              Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the

Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                     ARTICLE SIX

                                     THE TRUSTEE

Section 6.01. CERTAIN DUTIES AND RESPONSIBILITIES.

              (a)    Except during the continuance of an Event of Default,

              (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

              (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

              (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02. NOTICE OF DEFAULTS.

              Within 30 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 6.03. CERTAIN RIGHTS OF TRUSTEE.

              Subject to Section 6.01 hereof and the provisions of Section 315 of the Trust Indenture Act:

              (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any Board Resolution of the Company or any Guarantor may be sufficiently evidenced by a Board Resolution thereof;

              (c) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

              (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

              (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence, bad faith or willful misconduct;

              (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; PROVIDED, HOWEVER, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; PROVIDED, FURTHER, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and its Subsidiaries, personally or by agent or attorney; and

              (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 6.04. TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITIONS OF NOTES OR
              APPLICATION OF PROCEEDS THEREOF.

              The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or of any Guarantee except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1, if any, to be supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 6.05. TRUSTEE AND AGENTS MAY HOLD NOTES; COLLECTIONS; ETC.

              The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent and, subject to Sections 6.08 and
6.13 hereof and Sections 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

Section 6.06. MONEY HELD IN TRUST.

              All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. Except for funds or securities deposited pursuant to Article Four, the Trustee shall be required to invest all moneys received by it, until used or applied as herein provided, in Cash Equivalents in accordance with the Company's directions. The Trustee shall not be under any liability for interest on any moneys received by it hereunder, except as otherwise agreed in writing with the Company.

Section 6.07. COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND
              ITS PRIOR CLAIM.

              The Company and each Guarantor covenant and agree:

              (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

              (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, fees, and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; and

              (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.07.

The obligations of the Company and each Guarantor under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, fees, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture.

Section 6.08. CONFLICTING INTERESTS.

              The Trustee shall be subject to and comply with the provisions of
Section 310(b) of the Trust Indenture Act.

Section 6.09. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

              There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Sections 310(a)(1) and (2) and which shall have a combined capital and surplus of at least $25,000,000, and have a Corporate Trust Office in the Borough of Manhattan in The City of New York, State of New York; provided that, to the extent such capital and surplus is not at least $100,000,000, such Trustee shall be a direct or indirect subsidiary of a bank holding company which bank holding company shall have a combined capital and surplus of at least $100,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE.

              (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

              (b) The Trustee, or any trustee or trustees hereinafter appointed, may at any time resign by giving written notice thereof to the Company at least 20 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

              (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

              (d)    If at any time:

              (1)    the Trustee shall fail to comply with the provisions of
       Section 310(b) of the Trust Indenture Act in accordance with Section 6.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

              (2) the Trustee shall cease to be eligible under Section 6.09 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

              (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

              (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution of its Board of Directors, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Holder of any Note who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

              (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.11. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

              Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of amounts due it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers.

              No successor Trustee with respect to the Notes shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.

              Upon acceptance of appointment by any successor Trustee as provided in this Section 6.11, the successor, at the expense of the Company, shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contempora-neous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10.

Section 6.12. MERGER, CONVERSION, AMALGAMATION, CONSOLIDATION OR
              SUCCESSION TO BUSINESS.

              Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, conversion, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article Six to serve as Trustee hereunder.

              In case at the time such successor to the Trustee under this
Section 6.12 shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee under this
Section 6.12 may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have been authenticated.

Section 6.13. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY AND GUARANTORS.

              If and when the Trustee shall be or become a creditor of the Company or any Guarantor (or other obligor on the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company or any such Guarantor (or any such other obligor). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent set forth therein.

                                    ARTICLE SEVEN


                  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01. PRESERVATION OF INFORMATION; COMPANY TO FURNISH
              TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

              (a) The Trustee shall preserve the names and addresses of the Noteholders and otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list.

              (b) The Company will furnish or cause to be furnished to the Trustee

              (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

              (ii) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

PROVIDED, HOWEVER, that if and so long as the Trustee shall be the Registrar, no such list need be furnished pursuant to this Subsection 7.01(b).

SECTION 7.02. COMMUNICATIONS OF HOLDERS.

              Holders may communicate with other Holders with respect to their rights under this Indenture or under the Notes pursuant to Section 312(b) of the Trust Indenture Act. The Company and the Trustee and any and all other Persons benefited by this Indenture shall have the protection afforded by Section 312(c) of the Trust Indenture Act.

Section 7.03. REPORTS BY TRUSTEE.

              Within 60 days after May 15 of each year commencing with the first May 15 following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Note Register, a brief report dated as of such May 15, in accordance with, and to the extent required under Section 313 of the Trust Indenture Act. At the time of its mailing to Holders, a copy of each such report shall be filed by the Trustee with the Com-pany, the Commission and with each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

Section 7.04. REPORTS BY COMPANY AND EACH GUARANTOR.

              The Company and each Guarantor shall:

              (a) file with the Commission, the copies of annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with Commission pursuant to Section 13 or Section 15 of the Exchange Act, whether or not the Company or any Guarantor has a class of securities registered under the Exchange Act;

              (b) file with the Trustee, within 15 days after it files or would be required to file the information specified in subsection (a) of this Section 7.04 with the Commission, copies of such information;

              (c) file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company and each Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

              (d) transmit by mail to all Holders, as their names and addresses appear in the Note Register, concurrently with the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company and each Guarantor pursuant to subsections (a) and (c) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                    ARTICLE EIGHT


                     CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

Section 8.01. COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

              The Company will not, in a single transaction or through a series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any of the Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of re-lated transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any other Person or Persons, unless at the time and after giving effect thereto:

              (i) either (A)(1) if the transaction or transactions is a merger or consolidation involving the Company, the Company shall be the Surviving Person of such merger or consolidation or (2) if the transaction or transactions is a merger or consolidation involving a Restricted Subsidiary, such Restricted Subsidiary shall be the Surviving Person of such merger or consolidation, or (B)(1) the Surviving Person shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and (2)(x) in the case of a transaction involving the Company, the Surviving Person shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture and the Registration Rights Agreement and, in each case, the Notes, this Indenture and the Registration Rights Agreement shall remain in full force and effect, or (y) in the case of a transaction involving a Restricted Subsidiary that is a Guarantor, the Surviving Person shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Restricted Subsidiary under its Guarantee and this Indenture and the Registration Rights Agreement and, in each case, such Guarantee and this Indenture and the Registration Rights Agreement shall remain in full force and effect;

              (ii) immediately after giving effect to such transaction or series of transactions on a PRO FORMA basis, no Default or Event of Default shall have occurred and be continuing;

              (iii) if the Company is then subject to Section 10.12, the Company, or the Surviving Person, as the case may be, immediately after giving effect to such transaction or series of transactions on a PRO FORMA basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 10.12 hereof; and

              (iv) at the time of the transaction if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon be become subject to any Lien, the provisions of Section 10.17 are complied with.

              If no Default or Event of Default has occurred and is continuing, after the ratings assigned to the Notes by both Rating Agencies are equal to or higher than Investment Grade Ratings, and notwithstanding that the Notes may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries will not be subject to the provisions of clauses (iii) and (iv) of this Section.

              No Guarantor (other than a Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and this Indenture as provided in paragraph (c) of Section 10.18 or Section 12.05) shall, in any transaction or series of related transactions, consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Person, unless (i) the Surviving Person (if other than such Guarantor) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia; (ii) the Surviving Person (if other than such Guarantor) expressly assumes by a supplemental indenture all the obligations of such Guarantor under its Guarantee and the performance and observance of every covenant of this Indenture and the Registration Rights Agreement to be performed or observed by such Guarantor; and (iii) immediately after giving effect to such transaction or series of related transactions on a PRO FORMA basis, no Default or Event of Default shall have occurred and be continuing.

              In connection with any consolidation, merger, transfer, lease or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements of this Indenture. In addition, each Guarantor, in the case of a transaction described in the first paragraph of this Section 8.01, unless it is the other party to the transaction or unless its Guarantee will be released and discharged in accordance with its terms as a result of the transaction, will be required to confirm, by supplemental indenture, that its Guarantee will continue to apply to the obligations of the Company or the Surviving Person under this Indenture.

Section 8.02. SUCCESSOR SUBSTITUTED.

              Upon any consolidation, combination or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or any Guarantor in accordance with Section 8.01 hereof in which the Company or a Guarantor is not the Surviving Person, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture, the Notes, the Guarantee of such Guarantor and the Registration Rights Agreement with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein, and in the Notes and, thereafter, except in the case of (a) a lease or (b) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of the Company or such Guarantor, the Company or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under this Indenture, the Notes, the Guarantees and the Registration Rights Agreement, as applicable.

              For all purposes of this Indenture and the Notes (including this Article Eight and Sections 10.12, 10.14 and 10.17 hereof), Subsidiaries of any Surviving Person will, upon such transaction or series of related transactions described in this Article Eight, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 10.21 and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

                                     ARTICLE NINE


                         SUPPLEMENTAL INDENTURES AND WAIVERS

Section 9.01. SUPPLEMENTAL INDENTURES, AGREEMENTS AND WAIVERS
              WITHOUT CONSENT OF HOLDERS.

              Without the consent of any Holders, the Company and the Guarantors, when authorized by a Board Resolution of the Board of Directors of the Company and each Guarantor, and the Trustee, at any time and from time to time, may amend, waive, modify or supplement this Indenture or the Notes or the Guarantees for any of the following purposes:

              (a) to evidence the succession of another Person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor herein and in the Notes and/or in any Guarantee, as the case may be, in accordance with Article Eight;

              (b) to add to the covenants of the Company or any Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor, as applicable, herein, in the Notes or in any Guarantee, as the case may be;

              (c) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, in the Notes, or in any Guarantee;

              (d) to comply with the requirements of the Commission in order to maintain the qualification of this Indenture under the Trust Indenture Act;

              (e) to secure the Notes or to add a Guarantor pursuant to the requirements of Section 10.18 hereof or otherwise;

              (f) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder; or

              (g) to make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Guarantee;

PROVIDED, that in the case of clause (b), (c) or (g), such provisions shall not adversely affect the interests of any of the holders of the Notes and the Company shall have delivered to the Trustee an Opinion of Counsel to such effect.

Section 9.02. SUPPLEMENTAL INDENTURES, AGREEMENTS AND WAIVERS WITH CONSENT OF
              HOLDERS.

              Amendments and modifications of this Indenture or the Notes may be made by the Company, the Guarantors and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby,

              (a) change the maturity of the principal of, or any installment of interest on, any such Note or alter the optional redemption or repurchase provisions of any such Note or this Indenture in a manner adverse to the Holders of the Notes;

              (b) reduce the principal amount of (or the premium of) any such Note;

              (c) reduce the rate of or extend the time for payment of interest on any such Note;

              (d) change the place or currency of payment of principal of (or premium), or interest on, any such Note;

              (e) modify any provisions of this Indenture relating to the waiver of past defaults (other than to add sections of this Indenture or the Notes subject thereto) or the right of the holders of Notes to institute suit for the enforcement of any payment on or with respect to any such Note or any Guarantee or the modification and amendment provisions of this Indenture and the Notes (other than to add sections of this Indenture or the Notes which may not be amended, supplemented or waived without the consent of each Holder therein affected);

              (f) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of this Indenture or the Notes or for waiver of any Default in respect thereof;

              (g) waive a default in the payment of principal of, premium, if any, or interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the Notes by the holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

              (h) modify the ranking or priority of any Note or the Guarantee of any Guarantor;

              (i) following the occurrence of a Change of Control or Asset Sale, modify the provisions of any covenant (or the related definitions) in this Indenture requiring the Company to make and consummate a Change of Control Offer in respect of such Change of Control or Asset Sale Offer in respect of an Asset Sale or modify any of the provisions or definitions with respect thereto in a manner materially adverse to the Holders of Notes affected thereby;

              (j) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with this Indenture; or

              (k) make any change to Article Fourteen that adversely affects the Holders.

              Upon the written request of the Company and each Guarantor accompanied by a copy of a Board Resolution of the Board of Directors of the Company and each Guarantor authorizing the execution of any such supplemental indenture or other agreement, instrument or waiver, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or other agreement, instrument or waiver.

              It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or other agreement, instrument or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03. EXECUTION OF SUPPLEMENTAL INDENTURES, AGREEMENTS AND
              WAIVERS.

              In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section
6.01 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate from each obligor under the Notes entering into such supplemental indenture, agreement, instrument or waiver, each stating that the execution of such supplemental indenture, agreement, instrument or waiver (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company, any Guarantor or any other Subsidiary of the Company. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement, instrument or waiver which affects the Trustee's own rights, duties or immunities under this Indenture, the Notes, any Guarantee or otherwise.

Section 9.04. EFFECT OF SUPPLEMENTAL INDENTURES.

              Upon the execution of any supplemental indenture under this Article Nine, this Indenture, the Notes, if applicable, and/or the applicable Guarantee shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture, the Notes, if applicable, and/or the applicable Guarantee, as the case may be, for all purposes; every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05. CONFORMITY WITH TRUST INDENTURE ACT.

              Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06. REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

              Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by the Trustee upon a Company Order in exchange for Outstanding Notes.

Section 9.07. RECORD DATE.

              The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective with respect to such supplemental indenture, agreement or instrument or waiver which is entered into more than 90 days after such record date.

Section 9.08. REVOCATION AND EFFECT OF CONSENTS.

              Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if a notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.

                                     ARTICLE TEN


                                      COVENANTS

Section 10.01. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

              Subject to the provisions of Article Fourteen, the Company will duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes, this Indenture and the Registration Rights Agreement.

       Section 10.02.   MAINTENANCE OF OFFICE OR AGENCY.

              The Company will maintain, in the Borough of Manhattan in The City of New York, State of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee at its Corporate Trust Office will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

              The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York, State of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, State of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 10.03. MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

              If the Company or any of its Affiliates shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

              If the Company or any of its Affiliates is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on, any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

              If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

              (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

              (b) give the Trustee notice of any Default by the Company or any Guarantor (or any other obligor upon the Notes) in the making of any payment of principal of, premium, if any, or interest on the Notes;

              (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

              (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

              The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

              Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, at the option of the Company in the New York Times or the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 10.04. CORPORATE EXISTENCE.

              Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of the Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company will not be required to preserve any such right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries as a whole and that the loss thereof is not adverse in any material respect to the Holders; PROVIDED FURTHER, that the foregoing will not prohibit a sale, transfer or conveyance of a Subsidiary of the Company or any of its assets in compliance with the terms of this Indenture.

Section 10.05. PAYMENT OF TAXES AND OTHER CLAIMS.

              The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of its Restricted Subsidiaries or (ii) upon the income, profits or property of the Company or any of the Restricted Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Company or any of the Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and for which appropriate provision has been made.

Section 10.06. MAINTENANCE OF PROPERTIES.

              The Company will cause all material properties owned by the Company or any of the Restricted Subsidiaries or used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 10.06 will prevent (a) the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company (as evidenced, in each instance where the fair market value of such property or properties exceeds $10,000,000, by a Board Resolution of the Company), desirable in the conduct of its business or the business of any of the Restricted Subsidiaries and is not disadvantageous in any material respect to the

Holders or (b) a sale, transfer, merger, consolidation or conveyance of assets in compliance with Article Eight or Section 10.16.

Section 10.07. INSURANCE.

              The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, and workers' compensation insurance.

Section 10.08. BOOKS AND RECORDS.

              The Company will keep proper books of record and account, in which full and correct entries will be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary of the Company in material compliance with GAAP.

Section 10.09. GUARANTEES.

              Each of the Guarantors and the Company will, and the Company will cause each of the Guarantors to, ensure at all times that, unless otherwise permitted by this Indenture, each Guarantee will remain in full force and effect.

Section 10.10. PROVISION OF FINANCIAL STATEMENTS.

              For so long as the Notes are outstanding, whether or not the Company or any Guarantor is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company will, to the extent permitted by Commission practice and applicable law and regulations, file with the Commission the annual reports, quarterly reports and other documents which the Company and such Guarantor would have been required to file with the Commission pursuant to such Section 13(a) or 15(d), or any successor provision thereto, if the Company and such Guarantor were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Dates") by which the Company and such Guarantor would have been required so to file such documents if the Company and such Guarantor were so subject. The Company and such Guarantor will also in any event (x) within 15 days of each Required Filing Date, whether or not permitted or required to be filed with the Commission,
(i) transmit or cause to be transmitted by mail to all Holders of Notes, as their names and addresses appear in the security register, without cost to such holders and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company and such Guarantor would have been required to file with the Commis-sion pursuant to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, if the Company and such Guarantor were subject to either of such Sections and (y) if filing such documents by the Company and such Guarantor with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's and such Guarantor's cost. In addition, for so long as any Notes remain Outstanding, the Company will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial Holder of Notes, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions, upon the request of any such Holder. If any Guarantor's or other Subsidiaries' financial statements would be required to be included in the financial statements filed or delivered pursuant hereto if the Company were subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall include such Guarantor's or other Subsidiaries' financial statements in any filing or delivery pursuant hereto.

Section 10.11. CHANGE OF CONTROL.

              Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company will, within 20 Business Days after the Change of Control Date, make an offer to purchase (a "Change of Control Offer") all of the then Outstanding Notes at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the purchase date. The Company will purchase all Notes properly tendered into the Change of Control Offer and not withdrawn. Failure of the Company to repurchase all of the Notes properly tendered for purchase and not withdrawn will constitute an Event of Default under Section 5.01(c).

              In order to effect such Change of Control Offer, the Company will, not later than the 20th Business Day after the Change of Control Date, mail to each Holder of Notes notice of the Change of Control Offer, which notice will govern the terms of the Change of Control Offer and will state, among other things, the procedures that holders must follow to accept the Change of Control Offer. The Change of Control Offer shall be kept open for a period of at least 20 Business Days and until 5:00 p.m., New York City time, on the last day of the period (the "Change of Control Purchase Date"). The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

              (a) that the Change of Control Offer is being made pursuant to this Section 10.11 and that all Notes tendered into the Change of Control Offer will be ac-cepted for payment; and that the Change of Control Offer shall remain open for a period of 20 Business Days or such longer period as may be required by applicable law;

              (b) the purchase price (including the amount of accrued interest, if any) for each Note, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

              (c) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

              (d) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

              (e) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

              (f) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holders, the principal amount of Notes the Holders delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes purchased;

              (g) that Holders whose Notes are purchased only in part will be issued Notes of like tenor equal in principal amount to the unpurchased portion of the Notes surrendered;

              (h) the instructions that Holders must follow in order to tender their Notes; and

              (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the Commission, the comparable reports prepared pursuant to Section 10.10), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts re-garding such Change of Control and Change of Control Offer as would, in the good faith judgment of the Company, be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.

              On the Change of Control Purchase Date, the Company will (i) accept for payment Notes or portions thereof in integral multiples of $1,000 tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent will promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note of like tenor equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

              The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations and any applicable requirements of any securities exchange on which the Notes are listed, in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 10.11, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 10.11 by virtue thereof.

              Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price, PROVIDED, HOWEVER, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause
(ii) of the third paragraph of this Section 10.11 exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

Section 10.12. LIMITATION ON INDEBTEDNESS.

              The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become liable for or with respect to, contingently or otherwise (in each case, to "incur"), the payment of any Indebtedness (including any Acquired Indebtedness), PROVIDED, HOWEVER, that (i) the Company or a Guarantor may incur Indebtedness (including Acquired Indebtedness) and (ii) a Restricted Subsidiary (which is not a Guarantor) may incur Acquired Indebtedness, if, in either case, immediately after giving PRO FORMA effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.00:1.

              Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Guarantors and the Restricted Subsidiaries may incur each and all of the following (collectively, "Permitted Indebtedness"):

              (i) Indebtedness of the Company or any Guarantor (without duplication) under the Revolving Credit Facility or any other Bank Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $500,000,000, less any permanent reductions made pursuant to the provision described in the second paragraph of Section 10.16;

              (ii) Indebtedness of the Company pursuant to the Notes and Indebtedness of any Guarantor pursuant to a Guarantee of the Notes;

              (iii) Indebtedness (other than Indebtedness under the Revolving Credit Facility, the Notes and the Guarantees) of the Company or any Restricted Subsidiary outstanding on the date of this Indenture, except Indebtedness to be repaid as described under "Use of Proceeds" in the Offering Memorandum;

              (iv) Indebtedness of the Company owing to a Restricted Subsidiary; PROVIDED that any Indebtedness for borrowed money of the Company owing to a Subsidiary is made pursuant to an intercompany note in the form attached hereto as Exhibit E and is subordinated in accordance with provisions set forth in this Indenture; PROVIDED, FURTHER, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (iv);

              (v) Indebtedness of a Guarantor owing to and held by the Company or another Guarantor; PROVIDED, that any such Indebtedness for borrowed money is made pursuant to an intercompany note in the form attached hereto as Exhibit E; PROVIDED

       FURTHER, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or a Guarantor) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v), and (b) any transaction pursuant to which any Guarantor, which has Indebtedness owing to the Company or any other Guarantor, ceases to be a Guarantor shall be deemed to be the incurrence of Indebtedness by such Guarantor that is not permitted by this clause
       (v);

              (vi) guarantees by any Restricted Subsidiary incurred in compliance with the provisions of the covenant described in Section 10.18;

              (vii) Indebtedness of the Company or any Restricted Subsidiary under Interest Rate Agreements covering Indebtedness of the Company or such Restricted Subsidiary (which Indebtedness (a) bears interest at fluctuating interest rates and (b) is otherwise permitted to be incurred under this Section 10.12) to the extent the notional principal amount of the obligations under such Interest Rate Agreements does not exceed the principal amount of the Indebtedness to which such obligations relate;

              (viii) Indebtedness of the Company or any Restricted Subsidiary under Currency Agreements or Commodity Price Protection Agreements relating to (a) Indebtedness of the Company or such Restricted Subsidiary and/or (b) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company; PROVIDED, HOWEVER, that such Currency Agreements or Commodity Price Protection Agreements, as the case may be, do not increase the Indebtedness or other obligations of the Company outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

              (ix) Indebtedness of the Company or any Guarantor represented by Capitalized Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal movable or immovable property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Guarantor, in an aggregate principal amount pursuant to this clause (ix) not to exceed $10,000,000 per year; PROVIDED, that immediately after any such incurrence pursuant to this clause (ix), the aggregate amount of Indebtedness outstanding pursuant to this clause (ix) shall not exceed 2.0% of the Consolidated Net Sales of the Company in the most recent four full fiscal quarters for which financial statements of the Company are available; PROVIDED FURTHER, that the principal amount of any Indebtedness permitted under this clause (ix) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company or such Guarantor in good faith, of the acquired or constructed asset or improvement so financed;

              (x) reimbursement obligations under letters of credit and letters of credit, in each case, to support (A) workers compensation obligations not to exceed $10,000,000 in the aggregate at any time outstanding and (B) bankers acceptances, performance bonds, surety bonds, performance guarantees and supplier obligations not to exceed $10,000,000 in the aggregate at any time outstanding, in the case of each of such clause (A) and (B) of the Company or any Guarantor, in each case, in the ordinary course of business consistent with past practice;

              (xi) guarantees by the Company of Indebtedness of any Guarantor; PROVIDED that such Indebtedness of such Guarantor is permitted by the terms of this Indenture;

              (xii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (i), (ii) and (iii) of this definition of "Permitted Indebtedness," including any successive refinancings, so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company or a Restricted Subsidiary incurred in connection with such refinancing and (A) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is subordinated to the Notes at least to the same extent as the Indebtedness being refinanced and (B) such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

              (xiii) guarantees which are permitted under clause (ix) of paragraph (b) of Section 10.14; and

              (xiv) Indebtedness of the Company or any Guarantor in addition to that described in clauses (i) through (xiii) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $35,000,000 outstanding at any one time.

              If no Default or Event of Default has occurred and is continuing, after the ratings assigned to the Notes by both Rating Agencies are equal to or higher than Investment Grade Ratings, and notwithstanding that the Notes may later cease to have an Investment

Grade Rating, the Company and the Restricted Subsidiaries will not be subject to the provisions of this Section 10.12.

Section 10.13. STATEMENT BY OFFICERS AS TO DEFAULT.

              The Company will deliver to the Trustee, within 45 days after the end of the first three fiscal quarters of the Company and 90 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by the chief executive officer and either the principal financial officer or principal accounting officer of the Company, stating
(i) that a review of the activities of the Company during the preceding fiscal quarter or year, as applicable, has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and
(ii) that, to the knowledge of each officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default shall have occurred, describing all such Defaults of which such officers may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto). When any Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Company will promptly notify the Trustee of such Default, notice or action and will deliver to the Trustee by registered or certified mail or by telegram, or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days after the Company becomes aware of such occurrence and what action the Company is taking or proposes to take with respect thereto.

Section 10.14. LIMITATION ON RESTRICTED PAYMENTS.

              (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

              (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or in options, warrants or other rights to acquire shares of such Qualified Capital Stock); or

              (ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of the Company (other than any such Capital

       Stock owned by the Company or any Wholly-Owned Restricted Subsidiary) or options, warrants or other rights to acquire such Capital Stock; or

              (iii) make any principal payment on, or purchase, repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Company or a Guarantor); or

              (iv) make any Investment (other than any Permitted Investment) in any Person (other than in the Company, any Restricted Subsidiary or a Person that becomes a Restricted Subsidiary, or is merged with or into or consolidated with the Company or a Restricted Subsidiary (provided the Company or a Restricted Subsidiary is the survivor), as a result of or in connection with such Investment)

(any of the foregoing actions described in clauses (i) through (iv), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, in each case, as determined by the board of directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), unless (1) immediately before and immediately after giving effect to such Restricted Payment on a PRO FORMA basis, no Default or Event of Default shall have occurred and be continuing; (2) immediately before and immediately after giving effect to such Restricted Payment on a PRO FORMA basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 10.12, and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the Issue Date, does not exceed $5,000,000 plus the sum of:

              (A) 50% of the aggregate cumulative Consolidated Net Income of the Company during the period (treated as one accounting period) beginning on the first day of the fiscal quarter beginning after the Issue Date and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a deficit, minus 100% of such deficit);

              (B) the aggregate Net Cash Proceeds received after the Issue Date by the Company from the issuance or sale (other than to any of the Restricted Subsidiaries) of Qualified Capital Stock of the Company or from the exercise of any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire

       Capital Stock or Subordinated Indebtedness as set forth in clause (ii) or
       (iii) of paragraph (b) below and excluding the net cash proceeds from any issuance and sale of Capital Stock or from any such exercises, in each case, financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid);

              (C) the aggregate Net Cash Proceeds received after the Issue Date by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Subsidiaries into or for Qualified Capital Stock of the Company plus, without duplication, the aggregate of Net Cash Proceeds from their original issuance, less any principal and sinking fund payments made thereon;

              (D) in the case of the disposition or repayment of any Investment (other than an Investment made pursuant to clause (viii) of paragraph (b) below) constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of disposition of such Investment and net of taxes; and

              (E) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 10.21, the Fair Market Value of the interest of the Company and the Restricted Subsidiaries in such Subsidiary, provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation.

              (b)    Notwithstanding the foregoing, and in the case of clauses
(ii) through (viii) below, so long as no Default or Event of Default shall have occurred and be continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (iv) being referred to as a "Permitted Payment"):

              (i) the payment of any dividend within 60 days after the date of declaration thereof, if (A) at such date of declaration such payment was permitted by the provisions of this Indenture and (B) such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a "Permitted Payment" for purposes of the calculation required by paragraph (a) of this Section 10.14;

              (ii) the repurchase, redemption, or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash to any Person (other than to a Restricted Subsidiary) of, shares of Qualified Capital Stock of the Company; PROVIDED, that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (B) of paragraph (a) of this Section 10.14;

              (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash to any Person (other than to any Restricted Subsidiary of the Company) of, any Qualified Capital Stock of the Company; PROVIDED, that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (B) of paragraph (a) of this Section 10.14;

              (iv) the repurchase, redemption, defeasance, retirement, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash to any Person (other than to a Restricted Subsidiary) of, new Subordinated Indebtedness of such Person; PROVIDED, that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so repurchased, redeemed, defeased, retired, acquired or paid (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such repurchase, redemption, defeasance, retirement, acquisition or payment pursuant to the terms of the Indebtedness being repurchased, redeemed, defeased, retired, acquired or paid or (II) the amount of premium or other payment actually paid at such time to repurchase, redeem, defease, retire, acquire or pay the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such repurchase, redemption, defeasance, retirement, acquisition or payment; (2) has an Average Life to Stated Maturity equal to or greater than the Average Life to Stated Maturity of the Subordinated Indebtedness being repurchased, redeemed, defeased, retired, acquired or paid; (3) has no Stated Maturity earlier than the Stated Maturity for the final scheduled principal payment of the Notes; and
       (4) is expressly subordinated
       in right of payment to the Notes at least to the same extent as the Subordinated Indebtedness to be repurchased, redeemed, defeased, retired, acquired or paid;

              (v) the repurchase of any Pari Passu Indebtedness (x) at a purchase price not greater than 101% of the principal amount of such Pari Passu Indebtedness in the event of a Change of Control pursuant to a provision similar to Section 10.11; PROVIDED that prior to, or contemporaneously with, such repurchase the Company has made the Change of Control Offer if required by, and as provided under, Section 10.11 and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer and (y) at a purchase price not greater than 100% of the principal amount of such Pari Passu Indebtedness in the event of an Asset Sale pursuant to a provision similar to Section 10.16; PROVIDED, that prior to such repurchase the Company has made an Asset Sale Offer if required by, and as provided in Section 10.16 and has repurchased all Notes validly tendered for payment in connection with such Asset Sale Offer;

              (vi) the purchase of restricted stock from employees of the Company upon the termination of employment of such employees, pursuant to the terms of a restricted stock plan approved by the Company's Board of Directors, in an amount not to exceed $1,000,000 in any fiscal year;

              (vii) the payment of cash dividends on the Company's Common Stock of up to $3,000,000 in the aggregate in any fiscal quarter;

              (viii) Investments by the Company or a Restricted Subsidiary in any Person established by the Company or a Restricted Subsidiary in conjunction with customers or suppliers of the Company which Person is engaged in the distribution and sale of food and related products or the facilitation of goods and services in the food industry such that, immediately after the making of any such Investment pursuant to this clause (viii), the aggregate outstanding amount of all such Investments made pursuant to this clause (viii) shall not exceed 1.0% of the Consolidated Net Sales of the Company for the most recent four fiscal quarters for which financial statements are available; and

              (ix) guarantees of obligations of, or loans to, customers in the ordinary course of business consistent with past practice, such that immediately after the issuing of any such guarantee or the making of any such loan pursuant to this clause (ix), the aggregate amount of all such guarantees or loans made under this clause (ix) that are outstanding would not exceed 4.0% of the Consolidated Net Sales of the Company for the most recent four full fiscal quarters for which financial statements of the

       Company are available; PROVIDED, that renewals of loans made in compliance with this clause (ix) shall be permitted.

              (c) In computing the amount of Restricted Payments previously made for purposes of clause (3) of paragraph (a) of this Section 10.14, Restricted Payments under clauses (i) (as described in subclause (B) of such clause), (v), (vi), (vii), (viii) and (ix) of paragraph (b) of this Section
10.14 shall be included.

              If no Default or Event of Default has occurred and is continuing, after the ratings assigned to the Notes by both Rating Agencies are equal to or higher than Investment Grade Ratings, and notwithstanding that the Notes may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries will not be subject to the provisions of this Section 10.14.

Section 10.15. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

              The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or of a Restricted Subsidiary (other than the Company or a Guarantor) unless such transaction or series of related transactions is entered into in good faith and in writing and (a) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (b) with respect to any transaction or series of related transactions involving aggregate value in excess of $5,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of transactions has been approved by a majority of the Board of Directors of the Company, including a majority of the Disinterested Directors of the Company or, in the event there is only one Disinterested Director, by such Disinterested Director; PROVIDED the Company or any Restricted Subsidiary need not comply with the preceding clause (b) if the Company delivers to the Trustee a written opinion of an Independent Financial Advisor stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary, from a financial point of view; PROVIDED, HOWEVER, that this provision shall not apply to (i) any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation and employee benefit arrangements with any officer, director or employee of the Company, including under any stock option or stock incentive plans); PROVIDED that such transaction has been approved in the manner described in clause (b) above, (ii) the payment of dividends otherwise permitted by the terms of this Indenture, (iii) indemnification agreements for the benefit of officers, directors and employees and (iv) transactions with any Securitization Subsidiary made in the ordinary course of business on terms customary for such transactions.

              If no Default or Event of Default has occurred and is continuing, after the ratings assigned to the Notes by both Rating Agencies are equal to or higher than Investment Grade Ratings, and notwithstanding that the Notes may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries will not be subject to the provisions of this Section 10.15.

Section 10.16. LIMITATION ON SALE OF ASSETS.

              The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale unless (i) at least 80% of the consideration from such Asset Sale is received in cash or Cash Equivalents and (ii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale. Notwithstanding the foregoing, the Company need not comply with the preceding clause (i) in connection with any Asset Sale involving stores (and related fixtures and inventory) to a customer in exchange for a secured note on a basis consistent with past practice so long as the aggregate outstanding amount of all such notes does not exceed 4.0% of Consolidated Tangible Assets immediately after giving effect to any such Asset Sale.

              If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent repayment of the Senior Indebtedness which is required to be prepaid, or if no such Indebtedness under the Senior Indebtedness is then outstanding, the Company or such Restricted Subsidiary may within 365 days of such Asset Sale, invest the Net Cash Proceeds in capital expenditures, properties and other assets or inventories that (as determined by the board of directors of the Company) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Subsidiaries existing on the Issue Date or in businesses reasonably related thereto; PROVIDED that the Net Cash Proceeds of any Asset Sale in the case of a sale of a store or stores or warehouse or warehouses shall be deemed to have been applied to the extent of any capital expenditures made to acquire or construct a replacement store or acquire, construct or expand a warehouse, in each case within 180 days preceding the date of such Asset Sale; PROVIDED FURTHER that with respect to the sale of a store or stores, the replacement store shall be in the general vicinity of the store or stores being replaced.

              To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied, or the Company determines not to so apply such Net Cash Proceeds, within 365 days of such Asset Sale as described in the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such 365th day or at any earlier time after such Asset Sale, make an offer to purchase (the "Asset Sale Offer") all outstanding Notes and any Pari Passu Indebtedness the terms of which require such an offer to be made up to a maximum principal amount (expressed as a multiple of $1,000) of Notes and such Pari Passu Indebtedness equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Asset Sale Offer Purchase Date; PROVIDED, HOWEVER, that the Asset Sale Offer may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $10,000,000, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $10,000,000, shall be applied as required pursuant to this paragraph. An Asset Sale Offer will be required to be kept open for a period of at least 20 business days.

              With respect to any Asset Sale Offer effected pursuant to this
Section 10.16, among the Notes and such Pari Passu Indebtedness, to the extent the aggregate principal amount of Notes and such Pari Passu Indebtedness tendered pursuant to such Asset Sale Offer exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Notes and such Pari Passu Indebtedness shall be purchased PRO RATA based on the aggregate principal amount of such Notes and such Pari Passu Indebtedness tendered. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to such Asset Sale Offer, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the Notes and such Pari Passu Indebtedness for any purpose consistent with the other terms of this Indenture and such excess amount of Unutilized Net Cash Proceeds shall not be included in any future determination of Unutilized Net Cash Proceeds.

              Notice of an Asset Sale Offer shall be mailed by the Company not more than 20 days after the obligation to make such Asset Sale Offer arises to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days or such longer period as may be required by applicable law and until 5:00 p.m., New York City time, on the last day of the period (the "Asset Sale Offer Purchase Date"). The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

              (a)    that the Asset Sale Offer is being made pursuant to this
       Section 10.16 and that all Notes in integral multiples of $1,000 tendered into the Asset Sale Offer shall be accepted for payment; PROVIDED, HOWEVER, that if the aggregate principal amount of Notes and Pari Passu Indebtedness tendered in the Asset Sale Offer exceeds the Unutilized Net Cash Proceeds, the Company shall select the Notes to be pur-chased on a PRO RATA basis based upon the aggregate principal amount of such Pari Passu Indebtedness and Notes tendered by each Holder; and that the Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by applicable law;

              (b) the purchase price (including the amount of accrued interest, if any) for each Note, the Asset Sale Offer Purchase Date and the date on which the Asset Sale Offer expires;

              (c) that any Note not tendered for payment shall continue to accrue interest in accordance with the terms thereof;

              (d) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date;

              (e) that Holders electing to have Notes purchased pursuant to an Asset Sale Offer shall be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Offer Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

              (f) that any Holder of Notes shall be entitled to withdraw its election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Offer Purchase Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

              (g) that Holders whose Notes are purchased only in part shall be issued Notes of like tenor equal in principal amount to the unpurchased portion of the Notes surrendered;

              (h) the instructions that Holders must follow in order to tender their Notes; and

              (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not permitted to file any such reports with the Commission, the comparable reports prepared pursuant to Section 10.10), a description of material developments in the Company's business, information with re-spect to pro forma historical financial position and results of operations after giving effect to such Asset Sale and such other information concerning the circumstances and relevant facts regarding such Asset Sale and Asset Sale Offer as would, in the good faith judgment of the Company, be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Asset Sale Offer.

              On the Asset Sale Offer Purchase Date, the Company shall (i) accept for payment (subject to pro ration as described in the second preceding paragraph) Notes or portions thereof in integral multiples of $1,000 tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note of like tenor equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Offer Purchase Date.

              In the event that the Company makes an Asset Sale Offer, the Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other applicable securities laws or regulations and any applicable requirements of any securities exchange on which the Notes are listed. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 10.16, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 10.16 by virtue thereof.

              If no Default or Event of Default has occurred and is continuing, after the ratings assigned to the Notes by both Rating Agencies are equal to or higher than Investment Grade Ratings, and notwithstanding that the Notes may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries will not be subject to the provisions of this Section 10.16.

Section 10.17. LIMITATION ON LIENS.

              The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, suffer to exist or affirm any Lien of any kind securing any (a) Pari Passu Indebtedness or Subordinated Indebtedness (including any assump-tion, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any of its property or assets (including any intercompany notes), whether owned on the Issue Date or acquired after the Issue Date, or any proceeds, income or profits therefrom, or assign or convey any right to receive proceeds, income or profits therefrom, unless the Notes are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien, except for Liens (A) securing any Indebtedness which became Indebtedness pursuant to a transaction permitted under Article Eight or securing Acquired Indebtedness which, in each case, were created prior to (and not created in connection with, or in contemplation of) the incurrence of such Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Indebtedness is permitted under Section 10.12 or (B) securing any Indebtedness incurred in connection with any refinancing, renewal, substitution or replacement of any such Indebtedness described in clause (A), so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing by an amount greater than the lesser of (i) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or
(ii) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; PROVIDED, HOWEVER, that in the case of clauses (A) and (B) any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company or the Restricted Subsidiaries or (b) any Senior Indebtedness which is not incurred in compliance with the terms of this Indenture.

Section 10.18. LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED
               SUBSIDIARIES.

              (a) The Company will not cause or permit any Restricted Subsidiary, other than the Guarantors, directly or indirectly, to secure the payment of any Senior Indebtedness of the Company and the Company will not, and will not permit any Restricted Subsidiary to, pledge any intercompany notes representing obligations of any Restricted Subsidiary (other than the Guarantors) to secure the payment of any Senior Indebtedness unless in each case such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary, which guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by any such Restricted Subsidiary) except that the guarantee of the Notes need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness of the Company under this Indenture.

              (b) The Company will not cause or permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of the Notes, on the same terms as the guarantee of such Indebtedness except that (A) such guarantee need not be secured unless required pursuant Section 10.17, (B) if such Indebtedness is by its terms Senior Indebtedness, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be senior to such Restricted Subsidiary's Guarantee of the Notes to the same extent as such Senior Indebtedness is senior to the Notes, and (C) if such Indebtedness is by its terms subordinated to the Notes any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's Guarantee of the Notes at least to the same extent as such Indebtedness is subordinated to the Notes.

              (c) Notwithstanding the foregoing, but subject to the provisions of Section 8.01, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of this Indenture (including, but not limited to, Section 10.16) and such Restricted Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries or (ii) (with respect to any Guarantees created after the date of this Indenture) the release by the holders of the Indebtedness of the Company described in clauses (a) and (b) above of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or
(B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in, or guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness). The Company may, at any time, cause a Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Notes by such Subsidiary on the basis provided in this Indenture.

Section 10.19. LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES.

              The Company will not sell and will not cause or permit any Restricted Subsidiary of the Company to issue, sell or transfer any Preferred Stock of any Restricted Subsidiary (other than to the Company or to a Wholly-Owned Restricted Subsidiary) except for (i) Preferred Stock issued or sold to, held by or transferred to the Company or a Wholly-Owned Restricted Subsidiary and (ii) Preferred Stock issued by a Person prior to the time
(A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; PROVIDED that such Preferred Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause
(A), (B) or (C).

              If no Default or Event of Default has occurred and is continuing, after the ratings assigned to the Notes by both Rating Agencies are equal to or higher than Investment Grade Ratings, and notwithstanding that the Notes may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries will not be subject to the provisions of this Section 10.19.

Section 10.20. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
               RESTRICTED SUBSIDIARIES.

              The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction of any kind, on the ability of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make any other distribution on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, to the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make any Investment in the Company or any other Restricted Subsidiary or (iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for: (a) any encumbrance or restriction existing under any agreement in effect on the Issue Date; (b) any encumbrance or restriction, with respect to a Subsidiary that is not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; PROVIDED, HOWEVER, that such encumbrances and restrictions are not applicable to the Company or any other Restricted Subsidiary, or the properties or assets of the Company or any other Restricted Subsidiary; (c) customary provisions restricting the subletting or assignment of any lease or the assignment of any other contract to which the Company or any Restricted Subsidiary is a party, which lease or contract is entered into in the ordinary course of business consistent with past practice; (d) any encumbrance or restriction contained in con-tracts for sales of assets permitted by Section 10.16, PROVIDED, that such encumbrance or restriction relates only to assets being sold pursuant to the contract containing such encumbrance or restriction; (e) any encumbrance or restriction customarily contained in any security agreement or mortgage which security agreement or mortgage creates a Lien permitted under this Indenture; PROVIDED, that such encumbrance or restriction relates only to assets subject to such Lien; and (f) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a), (b), (c), (d) and
(e), or in this clause (f), PROVIDED that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

              If no Default or Event of Default has occurred and is continuing, after the ratings assigned to the Notes by both Rating Agencies are equal to or higher than Investment Grade Ratings, and notwithstanding that the Notes may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries will not be subject to the provisions of this Section 10.20.

Section 10.21. LIMITATIONS ON UNRESTRICTED SUBSIDIARIES.

              The Company may designate after the Issue Date any Subsidiary (other than a Guarantor) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

              (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

              (ii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the provision described under paragraph (a) of Section 10.14 in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's interest in such Subsidiary on such date; and

              (iii) the Company would be permitted under this Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 10.12 at the time of such Designation (assuming the effectiveness of such Designation).

              In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to
Section 10.14 for all purposes of this Indenture in the Designation Amount.

              The Company shall not, and shall not cause or permit any Restricted Subsidiary to, at any time (x) provide credit support for or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of an Unrestricted Subsidiary. No Unrestricted Subsidiary shall at any time guarantee or otherwise provide credit support for any obligation of the Company or any Restricted Subsidiary. All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

              The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

              (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

              (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and

              (iii) any transaction (or series of related transactions) between such Subsidiary and any of its Affiliates that occurred while such Subsidiary was an Unrestricted Subsidiary would be permitted by Section
       10.15 as if such transaction (or series of related transactions) had occurred at the time of such Revocation.

              All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions

              If no Default or Event of Default has occurred and is continuing, after the ratings assigned to the Notes by both Rating Agencies are equal to or higher than Investment Grade Ratings, and notwithstanding that the Notes may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries will not be subject to the provisions of clauses (ii) and (iii) of the first and fourth paragraphs of this Section 10.21.

Section 10.22. COMPLIANCE CERTIFICATES AND OPINIONS.

              Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company, the Guarantors and any other obligor on the Notes will furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

              Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture will include:

              (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

              (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether such covenant or condition has been complied with; and

              (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 10.23. LIMITATION ON INCURRENCE OF SENIOR SUBORDINATED INDEBTEDNESS.

              The Company will not, and will not permit any Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also PARI PASSU with the Notes or the Guarantee of such Guarantor or subordinate or junior, in right of payment to the Notes or such Guarantee at least to the same extent as the Notes or such Guarantee are subordinate or junior in right of payment to Senior Indebtedness or Senior Indebtedness of such Guarantor, as the case may be.

Section 10.24. APPLICATION OF FALL-AWAY COVENANTS.

              After the Notes have been assigned an Investment Grade Rating by both Rating Agencies and the Company and the Guarantors shall no longer be subject to the agreements and covenants contained in clauses (iii) and (iv) of the first paragraph of Section 8.01, Sections 10.12, 10.14, 10.15, 10.16, 10.19,
10.20 and clauses (ii) and (iii) of the first and fourth paragraphs of Section
10.21 as therein provided, such provisions shall no longer have application for any purpose of this Indenture (including, without limitation, for purposes of Article Five, Article Eight, Article Nine, Article Ten and Article Twelve hereof).

                                    ARTICLE ELEVEN


                              SATISFACTION AND DISCHARGE

Section 11.01. SATISFACTION AND DISCHARGE OF INDENTURE.

              This Indenture shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes herein expressly provided for) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either

              (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

              (b) (i) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee in trust an amount of money in dollars sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit;

              (ii) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and the Guarantor; and

              (iii) the Company and each of the Guarantors have delivered to the Trustee (a) irrevocable instructions to apply the deposited money toward payment of the Notes at the Stated Maturities and the Redemption Dates thereof, and (b) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which the Company, any Guarantor or any Subsidiary is bound.

              Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(ii) of this
Section 11.01, the obligations of the Trustee under Section 11.02 and the last paragraph of Section 10.03 shall survive.

Section 11.02. APPLICATION OF TRUST MONEY.

              Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such money has been deposited with the Trustee.

                                    ARTICLE TWELVE


                                  GUARANTEE OF NOTES

Section 12.01. UNCONDITIONAL GUARANTEE.

              Each Guarantor hereby jointly and severally absolutely and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the invalidity, illegality, or unenforceability of this Indenture, the Notes or any extension, compromise, waiver or release in respect of any obligation of the Company or any other Guarantor under any Note, this Indenture or any modification or amendment of or supplement to this Indenture, that: (a) the principal of, premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, upon redemption, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the

Notes and all other obligations of the Company or the Guarantor to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) and all other Indenture Obligations will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Indenture Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.

              Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

              Each Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Twelve, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Note Guarantor for the purpose of this Guarantee.

Section 12.02. SUBORDINATION OF GUARANTEES.

              The obligations of any Guarantor under its Guarantee will be subordinated, to the same extent as the obligations of the Company in respect of the Notes, to the prior payment in full in cash or, to the extent permitted under the agreements governing the Senior Indebtedness being prepaid, Cash Equivalents, of all Senior Indebtedness of such Guarantor, which will include any guarantee issued by such Guarantor of any Senior Indebtedness.

Section 12.03. EXECUTION AND DELIVERY OF GUARANTEE.

              To further evidence the Guarantee set forth in Section 12.01, each Guarantor hereby agrees that a notation of such Guarantee in the form annexed hereto as Exhibit D shall be endorsed on each Note authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an Officer of each Guarantor.

              Each of the Guarantors hereby agrees that its Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

              If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

              The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 12.04. ADDITIONAL GUARANTORS.

              Any Person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Guarantor, (b) in the event that as of the date of such supplemental indenture any Registrable Securities are outstanding, an instrument in form and substance satisfactory to the Trustee which subjects such Person to the provisions of the Registration Rights Agreement with respect to such outstanding Registrable Securities, and (c) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid and binding obligation of such Person (subject to such customary assumptions and exceptions as may be acceptable to the Trustee in its reasonable discretion).

Section 12.05. RELEASE OF A GUARANTOR.

              Subject to Section 8.01(a), upon the sale, exchange, transfer or other disposition (by merger or otherwise), other than a lease, of a Subsidiary of the Company that is a Guarantor of all of the Capital Stock of such Subsidiary or all, or substantially all, the assets of such Subsidiary, to any Person that is not an Affiliate of the Company, and which sale or other disposition is otherwise in compliance with the terms of this Indenture (including, without limitation, Section 10.16), such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article Twelve without any further action required on the part of the Trustee or any Holder. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section and the Company's rights of redemption in accordance with the terms of the Notes in this Section 12.05. Any Guarantor not so released will remain liable for the full amount of principal of, premium, if any, and interest on the Notes as provided in this Article Twelve.

Section 12.06. WAIVER OF SUBROGATION.

              Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or this Indenture and such Guarantor's obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied to the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
12.06 is knowingly made in contemplation of such benefits.

Section 12.07. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT REGARDING DISSOLUTION, ETC. OF GUARANTORS.

              Upon any payment or distribution of assets of any Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of
Section 6.01, and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve; PROVIDED, HOWEVER, that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Twelve.

Section 12.08. ARTICLE TWELVE APPLICABLE TO PAYING AGENTS.

              In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Twelve shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Twelve in addition to or in place of the Trustee.

Section 12.09. NO SUSPENSION OF REMEDIES.

              Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

Section 12.10. LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY.

              Each Guarantor that is a Subsidiary of the Company, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Article Twelve, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

Section 12.11. CONTRIBUTION FROM OTHER GUARANTORS.

              Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP, so long as the exercise of such right does not impair the rights of holders of Notes under any Guarantee.

Section 12.12. OBLIGATIONS REINSTATED.

              The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

Section 12.13. NO OBLIGATION TO TAKE ACTION AGAINST THE COMPANY.

              Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for this Indenture Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

Section 12.14. DEALING WITH THE COMPANY AND OTHERS.

              The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

              (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

              (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

              (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

              (d)    accept compromises or arrangements from the Company;

              (e) apply all monies at any time received from the Company or from any security upon such part of the Indenture Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

              (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

                                   ARTICLE THIRTEEN


                          REDEMPTIONS AND OFFERS TO PURCHASE

Section 13.01. NOTICE TO TRUSTEE.

              If the Company elects to redeem Notes pursuant to Section 13.07 it shall furnish to the Trustee, at least 30 days but not more than 60 days before notice of any redemption is to be mailed to Holders (or such shorter times as may be satisfactory to the Trustee), an Officers' Certificate stating that the Company has elected to redeem Notes pursuant to Section 13.07, the date notice of redemption is to be mailed to Holders, the redemption date, the aggregate principal amount of Notes to be redeemed, the redemption price for such Notes, the amount of accrued and unpaid interest on such Notes as of the redemption date and the manner in which Notes are to be selected for redemption if less than all Outstanding Notes are to be redeemed. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Notes held by each Holder.

              If the Company is required to offer to purchase Notes pursuant to Sections 10.11 or 10.16, it shall furnish to the Trustee, at least two Business Days before notice of the corresponding Offer is to be mailed to Holders, an Officers' Certificate setting forth that the Offer is being made pursuant to Sections 10.11 or 10.16, as the case may be, the Change of Control Purchase Date or the Asset Sale Offer Purchase Date, the maximum principal amount of Notes the Company is offering to purchase pursuant to such Offer, the purchase price for such Notes, and the amount of accrued and unpaid interest on such Notes as of the Change of Control Purchase Date or the Asset Sale Offer Purchase Date, as the case may be.

              The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

Section 13.02. SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.

              In the event that less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee will deem fair and appropriate; PROVIDED, HOWEVER, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, HOWEVER, that any such redemption made with the net proceeds of a Public Equity Offering shall be made on a PRO RATA basis or on as nearly a PRO RATA basis as practicable (subject to the procedures of The Depository Trust Company or any other depositary). Notice of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new
Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Section 13.03. NOTICE OF REDEMPTION.

              (a) At least 30 days but not more than 60 days before any redemption date, the Company shall mail a notice of redemption by first class mail to each Holder of Notes or portions thereof that are to be redeemed. With respect to any redemption of Notes, the notice shall identify the Notes or portions thereof to be redeemed and shall state: (1) the redemption date; (2) the redemption price for the Notes and the amount of unpaid and accrued interest on such Notes as of the date of redemption; (3) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; (4) if any
Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued; (5) the name and address of the Paying Agent;
(6) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest on, such Notes; (7) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and (8) that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice and printed on the Notes.

              (b) At the Company's request, the Trustee shall (at the Company's expense) give the notice of any redemption to Holders; PROVIDED, HOWEVER, that the Company shall deliver to the Trustee, at least 45 days prior to the date of redemption and at least 10 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, and (iii) sets forth the aggregate principal amount of Notes to be redeemed and the amount of accrued and unpaid interest thereon as of the redemption date. If the Trustee is not a Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Notes held by, each Holder; PROVIDED FURTHER that any such Officers' Certificate may be delivered to the Trustee on a date later than permitted under this Section 13.03(b) if such later date is acceptable to the Trustee.

Section 13.04. EFFECT OF NOTICE OF REDEMPTION.

              Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note.

Section 13.05. DEPOSIT OF REDEMPTION PRICE.

              (a) On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all Notes to be redeemed on that date. After any redemption date, the Trustee or the Paying Agent shall promptly return to the Company any money that the Company deposited with the Trustee or the Paying Agent in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

              (b) If the Company complies with the preceding paragraph, interest on the Notes to be redeemed will cease to accrue on such Notes on the applicable redemption date, whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business of such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, and interest from the redemption date until such principal, premium and interest is paid, at the rate of interest provided in the Notes, the Registration Rights Agreement and Section 10.01.

Section 13.06. NOTES REDEEMED IN PART.

              Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the Company's expense a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 13.07. OPTIONAL REDEMPTION.

              Except as set forth below, the Notes are not redeemable at the Company's option. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after May 1, 2003, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the 12-month period beginning on May 1 of the years indicated below:


 Year                                      REDEMPTION PRICE
 ----                                      ----------------
 2003.....................................     104.250%
 2004.....................................     102.833%
 2005.....................................     101.417%
 2006 and thereafter......................     100.000%


              On or prior to May 1, 2001, the Company may, at its option, use the net proceeds of a Public Equity Offering to redeem up to 35% of the originally issued aggregate principal amount of the Notes, at a redemption price in cash equal to 108.5% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED, HOWEVER, that at least $107,250,000 in aggregate principal amount of Notes is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of the Public Equity Offering.

              As used in the preceding paragraph, a "Public Equity Offering" means any underwritten public offering of Capital Stock (other than Redeemable Capital Stock) of the Company made on a primary basis by the Company pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act.

              On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Notes funds in satisfaction of the applicable redemption price pursuant to this Indenture.

Section 13.08. PROCEDURES RELATING TO MANDATORY OFFERS.

              (a) On the Change of Control Purchase Date or the Asset Sale Offer Purchase Date, as the case may be, for any Offer the Company will (i) in the case of an Offer resulting from a Change of Control, accept for payment all Notes or portions thereof tendered pursuant to such Offer and, in the case of an Offer resulting from one or more Asset Sales, accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to such Offer that can be purchased out of Unutilized Net Cash Proceeds from such Asset Sales to the extent provided in Section 10.16, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Purchase Date, and
(iii) deliver, or cause to be delivered, to the Trustee all Notes tendered pursuant to the Offer, together with an Officers' Certificate setting forth the name of each Holder that tendered Notes and the principal amount of the Notes or portions thereof tendered by each such Holder.

              (b) With respect to any Offer, (i) if less than all of the Notes tendered pursuant to an Offer are to be accepted for payment by the Company for any reason consistent with this Indenture, the Trustee shall select on or prior to the Change of Control Purchase Date or the Asset Sale Offer Purchase Date, as the case may be, the Notes or portions thereof to be accepted for payment pursuant to Section 13.02, and (ii) if the Company deposits with the Paying Agent on or prior to the Change of Control Purchase Date or the Asset Sale Offer Purchase Date, as the case may be, an amount sufficient to purchase all Notes accepted for payment, interest shall cease to accrue on such Notes on the Purchase Date; PROVIDED, HOWEVER, that if the Company fails to deposit an amount sufficient to purchase all Notes accepted for payment, the deposited funds shall be used to purchase on a PRO RATA basis all Notes accepted for payment and interest shall continue to accrue on all Notes not purchased.

              (c) Promptly after consummation of an Offer, (i) the Paying Agent shall mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such Notes, (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and (iii) with respect to any Note accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

              (d) The Company will (i) publicly announce the results of the Offer to Holders not later than the first Business Day after each Change of Control Purchase Date or Asset Sale Offer Purchase Date, as the case may be, and
(ii) as set forth in the penultimate paragraph of each of Section 10.11 and
Section 10.16, comply with the applicable tender offer rules and all other securities laws and regulations in connection with any Offer.

                                   ARTICLE FOURTEEN


                                    SUBORDINATION

Section 14.01. AGREEMENT TO SUBORDINATE.

              The Company agrees, and each Holder by accepting a Note agrees, any provisions of this Indenture or the Notes to the contrary notwithstanding, that all obligations owed under and in respect of the Notes are subordinated in right of payment, to the extent and in the manner provided in this Article Fourteen, to the prior payment in full of all Senior Indebtedness of the Company, and that the subordination of the Notes pursuant to this Article Fourteen is for the benefit of all holders of all Senior Indebtedness of the Company, whether outstanding on the Issue Date or incurred thereafter.

Section 14.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

              (a) Upon any payment or distribution of cash, securities or other property of the Company to creditors upon any insolvency or liquidation proceeding with respect to the Company or its property or securities, the holders of any Senior Indebtedness of the Company will be entitled to receive payment in full, in cash or, to the extent permitted under the agreements governing the Senior Indebtedness, Cash Equivalents, of all obligations due in respect of such Senior Indebtedness before the Holders will be entitled to receive any payment or distribution with respect to the Notes (excluding any payment or distribution of, or repurchase or redemption in exchange for, securities permitted by clause (b) of this Section 14.02), and until all obligations with respect to such Senior Indebtedness of the Company are paid in full, in cash or, to the extent permitted under the agreements governing the Senior Indebtedness, Cash Equivalents, any payment or distribution to which the Holders would be entitled shall be made to the holders of the Company's Senior Indebtedness (pro rata to such holders on the basis of the amounts of Senior Indebtedness held by them). Upon any insolvency or liquidation proceeding with respect to the Company, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of, or repurchase or redemption in exchange for, securities permitted by clause (b) of this Section 14.02), to which the Holders or the Trustee would be entitled to except for the provisions of this Indenture shall be paid by the Company, any Custodian or other Person making such payment or distribution, or by the Holders or by the Trustee if received by them, directly to the holders of the Company's Senior Indebtedness (pro rata to such holders on the basis of the amounts of Senior Indebtedness held by them) or their Representatives, as their interests may appear, for application to the payment of all outstanding Senior Indebtedness of the Company until all such Senior Indebtedness has been paid in full in cash, after giving effect to all other payments or distributions to, or provisions made for, holders of the Company's Senior Indebtedness.

              (b) A distribution may consist of cash, securities or other property, by set-off or otherwise. For purposes of this Article Fourteen, the words "cash, securities or other property" shall not include any distribution of securities of the Company or any other corporation provided for in any reorganization proceeding under any Bankruptcy Law if (i) such securities constitute Reorganization Securities, (ii) such distribution was authorized by an order or decree of a court of competent jurisdiction, and (iii) such order gives effect to (and states in such order or decree that effect has been given to) the subordination of such securities to all Senior Indebtedness of the Company not paid in full in connection with such reorganization; provided that
(a) all such Senior Indebtedness is assumed by the reorganized corporation, and
(b) the rights of the holders of any such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization, which consent shall be deemed to have been given if the holders of such Senior Indebtedness (or their representative), individually or as a class, shall have approved such reorganization.

              (c) Notwithstanding anything to the contrary in this Indenture, any disposition by or involving the Company, or the liquidation or dissolution of the Company following any disposition, shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 14.02 if such disposition is permitted under Article Eight.

Section 14.03. DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS.

              (a) During the continuance of any default in the payment of any Designated Senior Indebtedness pursuant to which the maturity thereof may immediately be accelerated beyond any applicable grace period and after receipt by the Trustee from representatives of holders of such Designated Senior Indebtedness of written notice of such default, no payment or distribution of any assets of the Company of any kind or character (excluding any payment or distribution of securities set forth in Section 14.02(b)) shall be made on account of the principal of, premium, if any, or interest on, or the purchase, redemption or other acquisition of, the Notes unless and until such default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full.

              (b) During the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may immediately be accelerated (a "Non-payment Default") and (x) after the receipt by the Trustee from the representatives of holders of such Designated Senior Indebtedness of a written notice of such Non-payment Default or (y) if the Non-payment Default results from the acceleration of the Notes, from the date of such acceleration, no payment or distribution of any assets of the Company of any kind or character (excluding any payment or distribution of securities set forth in Section 14.02(b)) shall be made by the Company on account of the principal of, premium, if any, or interest on, or the purchase, redemption or other acquisition of, the Notes for the period specified below (the "Payment Blockage Period").

              The Payment Blockage Period will commence upon (x) the receipt of notice of a Non-payment Default by the Trustee from the representatives of holders of Designated Senior Indebtedness or (y) if the Non-payment Default results from the acceleration of the Notes, upon such acceleration, and will end on the earliest to occur of the following events: (i) 179 days shall have elapsed (A) since the receipt of such notice of a Non-payment Default or (B) if the Non-payment Default results from the acceleration of the Notes, since such acceleration (in each case, provided that such Designated Senior Indebtedness shall not have been accelerated and the Company has not defaulted with respect to the payment of such Designated Senior Indebtedness), (ii) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is discharged or (iii) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period.
After the end of any Payment Blockage Period the Company shall promptly resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding anything in the subordination provisions of the Indenture or the Notes to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date such Payment Blockage Period was commenced, (y) there shall be a period of at least 186 consecutive days in each 365-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period with respect to the Notes may be commenced within any period of 365 consecutive days. A Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period cannot be made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days and subsequently recurs.

Section 14.04. ACCELERATION OF NOTES.

              If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify each holder of the Company's Designated Senior Indebtedness or their representatives of the acceleration and provide copies of such notice to the Trustee.

Section 14.05. WHEN DISTRIBUTIONS MUST BE PAID OVER.

              If the Company shall make any payment to the Trustee on account of the principal of, or premium, if any, or interest on, the Notes, or any other obligation in respect to the Notes, or the Holders shall receive from any source any payment on account of the principal of, or premium, if any, or interest on, the Notes or any obligation in respect of the Notes, at a time when such payment is prohibited by this Article Fourteen, the Trustee or such Holders shall hold such payment in trust for the benefit of, and shall pay over and deliver to, the holders of the Company's Senior Indebtedness (PRO RATA as to each of such holders on the basis of the respective amounts of such Senior Indebtedness held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all outstanding Senior Indebtedness of the Company until all such Senior Indebtedness has been paid in full in cash, after giving effect to all other payments or distributions to, or provisions made for, the holders of the Company's Senior Indebtedness.

              With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform only such obligations on its part as are specifically set forth in this Article Fourteen, and no implied covenants or obligations with respect to any holders of the Company's Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Company's Senior Indebtedness, and shall not be liable to any holders of such Senior Indebtedness if the Trustee shall pay over or distribute to, or on behalf of, Holders or the Company or any other Person money or assets to which any holders of such Senior Indebtedness are entitled pursuant to this Article Fourteen.

Section 14.06. NOTICE.

              Neither the Trustee nor the Paying Agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or Paying Agent under this Article Fourteen, unless the Trustee or the requisite Holders have given notice of acceleration of the Notes or unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of the Company's Senior Indebtedness or a representative of any holders of such Senior Indebtedness; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of the Company's Senior Indebtedness (or a representative thereof) to establish that such notice has been given.

              The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts it knows that would cause a payment of principal of, or premium, if any, or interest on, the Notes or any other obligation in respect of the Notes to violate this Article Fourteen, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness of the Company provided in this Article Fourteen or the rights of holders of such Senior Indebtedness under this Article Fourteen.

Section 14.07. SUBROGATION.

              After all Senior Indebtedness of the Company has been paid in full in cash and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Pari Passu Indebtedness) to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Senior Indebtedness. A distribution made under this Article Fourteen to holders of the Company's Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on its Senior Indebtedness.

Section 14.08. RELATIVE RIGHTS.

              The provisions of this Article Fourteen are and are intended solely for the purpose of defining the relative rights of Holders and holders of the Company's Senior Indebtedness. Nothing in this Indenture shall: (1) impair, as between the Company and Holders, the Company's Indenture Obligations, which are absolute and unconditional, to pay principal of, and premium, if any, and interest on, the Notes in accordance with their terms; (2) affect the relative rights of Holders and the Company's creditors other than their rights in relation to holders of the Company's Senior Indebtedness; or (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of the Company's Senior Indebtedness, if any, under this Article Fourteen.

              Nothing contained in this Article Fourteen or elsewhere in this Indenture or in any Note is intended to or shall impair, as between the Company and the Holders, the Indenture Obligations of the Company, which are absolute and unconditional, to pay to the

Holders the principal of, and premium, if any, and interest on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Company's Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article Fourteen of the holders of such Senior Indebtedness.

              The failure to make a payment on account of principal of, or interest on the Notes by reason of any provision of this Article Fourteen shall not be construed as preventing the occurrence of an Event of Default under
Section 5.01.

Section 14.09. THE COMPANY AND HOLDERS MAY NOT IMPAIR SUBORDINATION.

              (a) No right of any holder of the Company's Senior Indebtedness to enforce the subordination as provided in this Article Fourteen shall at any time or in any way be prejudiced or impaired by any act or failure to act by the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture or the Notes or any other agreement regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

              (b) Without in any way limiting Section 14.09(a), the holders of any Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to any Holders, without incurring any liabilities to any Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the Holders' obligations to the holders of such Senior Indebtedness, even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Indebtedness or any instrument evidencing or guaranteeing or securing such Senior Indebtedness or any agreement under which such Senior Indebtedness is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing or altering, (1) the terms of such Senior Indebtedness, (2) any security for, or any guarantee of, such Senior Indebtedness, (3) any liability of any obligor on such Senior Indebtedness (including any guarantor) or any liability issued in respect of such Senior Indebtedness); (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Indebtedness or any liability of any obligor thereon, to such holder, or any liability issued in respect thereof; (iii) settle or compromise any such Senior Indebtedness or any other liability of any obligor of such Senior Indebtedness to such holder or any security therefor or any liability issued in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of the Company's Senior Indebtedness) in any manner or order; and (iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Indebtedness or any liability of any obligor to the holders of such Senior Indebtedness or any liability issued in respect of such Senior Indebtedness.

Section 14.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

              Whenever a distribution is to be made, or a notice given, to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their representative, if any. If any payment or distribution of the Company's assets is required to be made to holders of any of the Company's Senior Indebtedness pursuant to this Article Fourteen, the Trustee and the Holders shall be entitled to rely upon any order or decree of any court of competent jurisdiction, or upon any certificate of a representative of such Senior Indebtedness or a custodian, in ascertaining the holders of such Senior Indebtedness entitled to participate in any such payment or distribution, the amount to be paid or distributed to holders of such Senior Indebtedness and all other facts pertinent to such payment or distribution or to this Article Fourteen.

Section 14.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

              The Trustee or Paying Agent may continue to make payments on the Notes unless prior to any payment date it or the requisite Holders have given notice of acceleration of the Notes or it has received written notice of facts that would cause a payment of principal of, or premium, if any, or interest on, the Notes to violate this Article Fourteen. Only the Company, a representative of Senior Indebtedness, or a holder of Senior Indebtedness that has no representative may give such notice.

              To the extent permitted by the TIA, the Trustee in its individual or any other capacity may hold Indebtedness of the Company (including Senior Indebtedness) with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 14.12. AUTHORIZATION TO EFFECT SUBORDINATION.

              Each Holder of a Note by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Fourteen, and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes (including, without limitation, the timely filing of a claim for the unpaid balance of the Note that such Holder holds in the form required in any bankruptcy, reorganization, insolvency or receivership proceeding and causing such claim to be approved).

              If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Holders prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or a representative of any Senior Indebtedness of the Company are hereby authorized, and shall have the right (without any duty), to file an appropriate claim for and on behalf of the Holders.

Section 14.13. PAYMENT.

              A payment on account of or with respect to any Note shall include, without limitation, any direct or indirect payment of principal, premium or interest with respect to or in connection with any optional redemption or purchase provisions, any direct or indirect payment payable by reason of any other Indebtedness or obligation being subordinated to the Notes, and any direct or indirect payment or recovery on any claim as a Holder relating to or arising out of this Indenture or any Note, or the issuance of any Note, or the transactions contemplated by this Indenture or referred to herein.


                               [SIGNATURE PAGES FOLLOW]

              IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

COMPANY:                                  NASH-FINCH COMPANY

                                          By:     /s/ Alfred N. Flaten
                                             --------------------------
                                             Name:   Alfred N. Flaten
                                             Title:  President

                                          By:    /s/ Norman R. Soland
                                             --------------------------
                                             Name:   Norman R. Soland
                                             Title:  Vice President, Secretary &
                                                     General Counsel

GUARANTORS:                               NASH DECAMP COMPANY

                                          By:    /s/ Alfred N. Flaten
                                             --------------------------
                                             Name:   Alfred N. Flaten
                                             Title:  Attorney-in-fact

                                          By:    /s/ Norman R. Soland
                                             --------------------------
                                             Name:   Norman R. Soland
                                             Title:  Attorney-in-fact

                                          T.J. MORRIS COMPANY

                                          By:     /s/ Alfred N. Flaten
                                             --------------------------
                                             Name:   Alfred N. Flaten
                                             Title:  President

                                          By:    /s/ Norman R. Soland
                                             --------------------------
                                             Name:   Norman R. Soland
                                             Title:  Secretary

[Signature page to Nash Finch Indenture]

                                          SUPER FOOD SERVICES, INC.

                                          By:    /s/ Alfred N. Flaten
                                             --------------------------
                                             Name:   Alfred N. Flaten
                                             Title:  Vice President

                                          By:    /s/ Norman R. Soland
                                             --------------------------
                                             Name:   Norman R. Soland
                                             Title:  Secretary

                                          FORREST TRANSPORTATION SERVICES, INC.

                                          By:     /s/ Alfred N. Flaten
                                             --------------------------
                                             Name:   Alfred N. Flaten
                                             Title:  Attorney-in-fact

                                          By:    /s/ Norman R. Soland
                                             --------------------------
                                             Name:   Norman R. Soland
                                             Title:  Attorney-in-fact

                                          GTL TRUCK LINES, INC.

                                          By:     /s/ Alfred N. Flaten
                                             --------------------------
                                             Name:   Alfred N. Flaten
                                             Title:  Vice President

                                          By:    /s/ Norman R. Soland
                                             --------------------------
                                             Name:   Norman R. Soland
                                             Title:  Secretary

[Signature page to Nash Finch Indenture]

                                          PIGGLY WIGGLY NORTHLAND CORPORATION

                                          By:    /s/ Alfred N. Flaten
                                             ----------------------------
                                             Name:   Alfred N. Flaten
                                             Title:  President

                                          By:    /s/ Norman R. Soland
                                             ----------------------------
                                             Name:   Norman R. Soland
                                             Title:  Secretary

                                          GILLETTE DAIRY OF THE BLACK
                                            HILLS, INC.

                                          By:    /s/ Charles F. Ramsbacher
                                             ----------------------------
                                             Name:   Charles F. Ramsbacher
                                             Title:  Vice President

                                          By:    /s/ Norman R. Soland
                                             -----------------------------
                                             Name:   Norman R. Soland
                                             Title:  Secretary

                                          NEBRASKA DAIRIES, INC.

                                          By:    /s/ Charles F. Ramsbacher
                                             ------------------------------
                                             Name:   Charles F. Ramsbacher
                                             Title:  Vice President

                                          By:    /s/ Norman R. Soland
                                             ------------------------------
                                             Name:   Norman R. Soland
                                             Title:  Secretary

TRUSTEE:                                  U.S. BANK TRUST NATIONAL
                                            ASSOCIATION, as Trustee

                                          By:    /s/ K. Barrett
                                             -------------------------------
                                             Name:   Kathe Barrett
                                             Title:  Trust Officer

                                                                    EXHIBIT A-1

                                    [FORM OF NOTE]

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DATE ON WHICH NASH-FINCH COMPANY (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEG-


                                        A-1-1

END; PROVIDED THAT THE COMPANY, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.


                                        A-1-2

                                  NASH-FINCH COMPANY

                                  _________________

                 8-1/2% SENIOR SUBORDINATED NOTES DUE 2008, SERIES A

CUSIP No. __________

No. ___________                                                       $

          NASH-FINCH COMPANY, a corporation incorporated under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on May 1, 2008, at the office or agency of the Company referred to below, and to pay interest thereon on May 1 and November 1 (each an "Interest Payment Date"), of each year, commencing on November 1, 1998, accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 8-1/2% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 15 and October 15 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

          Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United

                                        A-1-3

States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or any Guarantee described on the reverse side hereof, or be valid or obligatory for any purpose.


                     [Remainder of Page Intentionally Left Blank]


                                        A-1-4

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                       NASH-FINCH COMPANY

                                             By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                             By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the 8-1/2% Senior Subordinated Notes due 2008, Series A, referred to in the within-mentioned Indenture.

                                             U.S. BANK TRUST NATIONAL
                                               ASSOCIATION, as Trustee

                                             By:
                                                  -----------------------------
                                                  Authorized Officer


                                        A-1-5

                                  [REVERSE OF NOTE]

          1. INDENTURE. This Note is one of a duly authorized issue of Notes of the Company designated as its 8-1/2% Senior Subordinated Notes due 2008, Series A (herein called the "Initial Notes"). The Notes are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $165,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of April 24, 1998, by and among the Company, each of the guarantors named in the Indenture, as guarantors (herein called the "Guarantors"), and U.S. Bank Trust National Association, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, the Guarantors and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes include the Initial Notes, the Private Exchange Securities and the Unrestricted Notes (including the Exchange Notes referred to below), issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Private Exchange Securities and the Unrestricted Notes are treated as a single class of securities under the Indenture.

          All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

          No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          2. GUARANTEES. This Note is initially entitled to the benefits of the certain senior subordinated Guarantees of the Guarantors and may thereafter be entitled to certain other senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to Article Twelve of the Indenture and to the Guarantees endorsed on this Note for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.


                                        A-1-6

          3. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement by and among the Company, the Guarantors and the Initial Purchasers, the Company and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note together with the Guarantees hereof endorsed hereon for 8-1/2% Senior Subordinated Notes due 2008, Series B, of the Company (herein called the "Exchange Notes") and the Guarantees endorsed thereon, which have been registered under the Securities Act, in like principal amount and having identical terms as the Notes (other than as set forth in this paragraph) and the Guarantees endorsed hereon, respectively. The Holders of Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          4. REDEMPTION. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after May 1, 2003, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the 12-month period beginning on May 1 of the years indicated below:


     YEAR                                        REDEMPTION PRICE
     ----                                        ----------------
     2003 . . . . . . . . . . . . . . . . . . .     104.250%

     2004 . . . . . . . . . . . . . . . . . . .     102.833%

     2005 . . . . . . . . . . . . . . . . . . .     101.417%

     2006 and thereafter. . . . . . . . . . . .     100.000%


          On or prior to May 1, 2001, the Company may, at its option, use the net proceeds of a Public Equity Offering to redeem up to 35% of the originally issued aggregate principal amount of the Notes, at a redemption price in cash equal to 108.5% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED, HOWEVER, that at least $107,250,000 in aggregate principal amount of Notes is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of the Public Equity Offering.

          5. OFFERS TO PURCHASE. Sections 10.11 and 10.16 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes in accordance with the procedures set forth in the Indenture.


                                        A-1-7

          6. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the principal of all of the Outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

          7. DEFEASANCE. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company and the Guarantors on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

          8. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults and Events of Default under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          9. DENOMINATIONS, TRANSFER AND EXCHANGE. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.


                                        A-1-8

          No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          10. PERSONS DEEMED OWNERS. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          11. TERMINATION OF CERTAIN COVENANTS. After the Notes have been assigned an Investment Grade Rating by both Rating Agencies, and notwithstanding that the Notes may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries will no longer be subject to the provisions of Sections 10.12, 10.14, 10.15, 10.16, 10.19 and 10.20, clauses (ii) and (iii) of the first and fourth paragraphs of Section 10.21 and clauses (iii) and (iv) of the first paragraph of Section 8.01 of the Indenture; PROVIDED, that no Default or Event of Default has occurred and is continuing at the time the Notes have been assigned such rating.

          12. GOVERNING LAW. THE INDENTURE, THIS NOTE AND EACH NOTE GUARANTEE SET FORTH BELOW SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
Nash-Finch Company, P.O. Box 355, Minneapolis, Minnesota 55440-0355, Attention:
Secretary.


                                        A-1-9

                                   ASSIGNMENT FORM

If you, the holder, want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

--------------------------------------------------------------------------------
(Insert assignee's social security or tax ID number)
                                                       -------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code) and irrevocably appoint

--------------------------------------------------------------------------------

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the original issuance date appearing on the face of this Note (or any Predecessor Note) or the last date on which the Company or any Affiliate of the Company or any Guarantor was the owner of this Note (or any Predecessor Note), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

[CHECK ONE]

/ / (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

OR


                                        A-1-10

/ / (b) this Note is being transferred other than in accordance with (a) above and documents, including a transferor certificate substantially in the form of Exhibit C to the Indenture in the case of a transfer pursuant to Regulation S, are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked and, in the case of (b) above, if the appropriate document is not attached or otherwise furnished to the Trustee, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.17 of the Indenture shall have been satisfied.

--------------------------------------------------------------------------------

Date:                        Your signature:
      ------------------                     -----------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Note)

                                             By:
                                                 -------------------------------
                                                 NOTICE:  To be executed by an
                                                 executive officer

Signature Guarantee:
                    -------------------------

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A (including the information specified in Rule 144A(d)(4)) or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:                                       By:
       -------------------------                --------------------------------
                                                 NOTICE:  To be executed by an
                                                 executive officer


                                        A-1-11

                          OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 10.11 or 10.16 of the Indenture, check the appropriate box:

               Section 10.11 / /        Section 10.16 / /

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.11 or 10.16 of the Indenture, state the amount:

$
  ---------------
  ---------------

Date:                         Your signature:
      --------------------                    ----------------------------------
                                              (Sign exactly as your name appears
                                               on the other side of this Note)

                                              By:
                                                  ------------------------------
                                                  NOTICE:  To be executed by an
                                                  executive officer

Signature Guarantee:
                    -----------------------

                                        A-1-12

                                                                   EXHIBIT A-2

                                    [FORM OF NOTE]

                                  NASH-FINCH COMPANY

                                  _________________

                   8-1/2% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B

CUSIP No. __________

No. ___________                                                  $

          NASH-FINCH COMPANY, a corporation incorporated under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on May 1, 2008, at the office or agency of the Company referred to below, and to pay interest thereon on May 1 and November 1 (each an "Interest Payment Date"), of each year, commencing on November 1, 1998, accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 8-1/2% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 15 and October 15 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

          Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of


                                        A-2-1

Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or any Guarantee described on the reverse side hereof, or be valid or obligatory for any purpose.

                     [Remainder of Page Intentionally Left Blank]


                                        A-2-2

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                  NASH-FINCH COMPANY



                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:

                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the 8-1/2% Senior Subordinated Notes due 2008, Series B, referred to in the within-mentioned Indenture.

                                        U.S. BANK TRUST NATIONAL
                                          ASSOCIATION, as Trustee

                                        By:
                                             ----------------------------------
                                             Authorized Officer


                                        A-2-3

                                  [REVERSE OF NOTE]

          1. INDENTURE. This Note is one of a duly authorized issue of Notes of the Company designated as its 8-1/2% Senior Subordinated Notes due 2008 Series B (herein called the "Unrestricted Notes"). The Notes are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $150,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of April 24, 1998, by and among the Company, each of the Guarantors named in the Indenture, as guarantors (herein called the "Guarantors"), and U.S. Bank Trust National Association, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, the Guarantors and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes include the Initial Notes, the Private Exchange Securities and the Unrestricted Notes (including the Exchange Notes), issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Private Exchange Securities and the Unrestricted Notes are treated as a single class of securities under the Indenture.

          All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

          No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          2. GUARANTEES. This Note is initially entitled to the benefits of the certain senior subordinated Guarantees of the Guarantors and may thereafter be entitled to certain other senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to Article Twelve of the Indenture and to the Guarantees endorsed on this Note for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

          3. REDEMPTION. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after May 1, 2003, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid inter-


                                        A-2-4
est thereon, if any, to the date of redemption, if redeemed during the 12-month period beginning on May 1 of the years indicated below:


         Year                                       Redemption Price
         ----                                       ----------------
         2003 . . . . . . . . . . . . . . . . . . .    104.250%

         2004 . . . . . . . . . . . . . . . . . . .    102.833%

         2005 . . . . . . . . . . . . . . . . . . .    101.417%

         2006 and thereafter. . . . . . . . . . . .    100.000%


          On or prior to May 1, 2001, the Company may, at its option, use the net proceeds of a Public Equity Offering to redeem up to 35% of the originally issued aggregate principal amount of the Notes, at a redemption price in cash equal to 108.5% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED, HOWEVER, that at least $107,250,000 in aggregate principal amount of Notes is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of the Public Equity Offering.

          4. OFFERS TO PURCHASE. Sections 10.11 and 10.16 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes in accordance with the procedures set forth in the Indenture.

          5. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the principal of all of the Outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

          6. DEFEASANCE. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company and the Guarantors on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

          7. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive com-


                                        A-2-5
pliance by the Company with certain provisions of the Indenture and certain past Defaults and Events of Default under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          8. DENOMINATIONS, TRANSFER AND EXCHANGE. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          9. PERSONS DEEMED OWNERS. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          10. TERMINATION OF CERTAIN COVENANTS. After the Notes have been assigned an Investment Grade Rating by both Rating Agencies, and notwithstanding that the Notes may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries will no longer be subject to the provisions of Sections 10.12, 10.14, 10.15, 10.16, 10.19 and 10.20, clauses (ii) and (iii) of the first and fourth paragraphs of Section 10.21, and clauses (iii) and (iv) of the first paragraph of Section 8.01 of the Indenture; PROVIDED, that no Default or Event of Default has occurred and is continuing at the time the Notes have been assigned such rating.


                                        A-2-6

          11. GOVERNING LAW. THE INDENTURE, THIS NOTE AND EACH NOTE GUARANTEE SET FORTH BELOW SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of this Indenture. Requests may be made to:
Nash-Finch Company, P.O. Box 355, Minneapolis, Minnesota 55440-0355, Attention:
Secretary.


                                        A-2-7

                                   ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

--------------------------------------------------------------------------------

(Insert assignee's social security or tax ID number)
                                                       -------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code) and irrevocably appoint

--------------------------------------------------------------------------------

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

Date:                         Your signature:
     -----------------                       -----------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Note)


                                             By:
                                                  ------------------------------
                                                  NOTICE:  To be executed  by an
                                                  executive officer

Signature Guarantee:
                     ----------------------


                                        A-2-8

                          OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 10.11 or 10.16 of the Indenture, check the appropriate box:

               Section 10.11 / /        Section 10.16 / /

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.11 or 10.16 of this Indenture, state the amount:

$-------------
 -------------

Date:                        Your signature:
     --------------------                   -----------------------------------
                                            (Sign exactly as your name appears
                                             on the other side of this Note)


                                             By:
                                                -------------------------------
                                                NOTICE:  To be executed by an
                                                executive officer

Signature Guarantee:
                     ---------------------


                                        A-2-9

                                                                     EXHIBIT B

                       FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

          Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                     EXHIBIT C
                        Form of Certificate To Be Delivered
                            in Connection with Transfers
                             Pursuant to Regulation S
                      -----------------------------------------

______________, ____

U.S. Bank Trust National Association
First Trust Center
180 East Fifth Street
St. Paul, Minnesota 55101
Attention:  Richard Prokosch/Assistant Vice President

          Re:  Nash-Finch Company (the "Company")
               8-1/2% Senior Subordinated Notes due 2008 (the "Securities")
               -------------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $            aggregate
principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Securities was not made to a Person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

          (5) we have advised the transferee of the transfer restrictions applicable to the Securities;

          (6) if the circumstances set forth in Rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Securities may be offered and sold during the restricted period specified in Rule 903(c)(2) or (3), as applicable, in accordance with the provisions of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act; and

          (7) if the sale is made during a restricted period and the provisions of Rule 903(c)(3) are applicable thereto, we confirm that such sale has been made in accordance with such provisions.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferor]

                              By:
                                   -------------------------------
                                   Authorized Signature

                                                                      EXHIBIT D

                               FORM OF NOTE GUARANTEE

          For value received, the undersigned hereby fully and unconditionally guarantees to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, on this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Twelve of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Twelve of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of April 24, 1998, by and among Nash-Finch Company, the undersigned and U.S. Bank Trust National Association, as Trustee, as amended or supplemented (the "Indenture").

          The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

          THIS NOTE GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE SUBSIDIARY GUARANTOR HEREUNDER AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THIS NOTE GUARANTEE.

          This Guarantee is subject to release upon the terms set forth in the Indenture.

          IN WITNESS WHEREOF, the undersigned Guarantor has caused this Guarantee to be duly executed.

Dated:
                                        [NAME OF GUARANTOR]

                                        By:
                                             --------------------------------
                                             Name:
                                             Title:

                                        By:
                                             --------------------------------
                                             Name:
                                             Title:

                                                                    EXHIBIT E

                            [FORM OF INTERCOMPANY NOTE]

                                              ,

          Evidences of all loans or advances ("Loans") made hereunder shall be reflected on the grid attached hereto. FOR VALUE RECEIVED, ___________, a ___________ corporation (the "Maker"), HEREBY PROMISES TO PAY ON DEMAND to the order of ________ (the "Holder) the principal sum of the aggregate unpaid principal amount of all Loans (plus accrued interest thereon) at any time and from time to time made hereunder which has not been previously paid.

          All capitalized terms used herein that are defined in, or by reference in, the Indenture among NASH-FINCH COMPANY, a Delaware corporation (the "Company"), the Guarantors listed therein and U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee, dated April 24, 1998 (the "Indenture"), have the meanings assigned to such terms therein or by reference therein, unless otherwise defined.


                                      ARTICLE I

                              TERMS OF INTERCOMPANY NOTE

SECTION 1.01.  NOTE NOT FORGIVABLE.

          Unless the Maker of the Loan hereunder is the Company or any Guarantor, the Holder may not forgive any amounts owing under this intercompany note.

SECTION 1.02.  INTEREST; PREPAYMENT.

          (a) The interest rate ("Interest Rate") on the Loans shall be a rate per annum reflected on the grid attached hereto.

          (b) The interest, if any, payable on each of the Loans shall accrue from the date such Loan is made and, subject to Section 2.01, shall be payable upon demand of the Holder.

          (c) If the principal or accrued interest, if any, of the Loans is not paid on the date demand is made, interest on the unpaid principal and interest will accrue at a rate equal to the Interest Rate, if any, plus 100 basis points per annum from maturity until the principal and interest on such Loans are fully paid.

          (d) Subject to Section 2.01, any amounts hereunder may be repaid at any time by the Maker.

SECTION 1.03.  SUBORDINATION.

          All Loans made to the Company or Guarantor shall be subordinated in right of payment to the payment and performance of the obligations of the Company, the Guarantors and any Restricted Subsidiary under the Indenture, the Notes, the Guarantees or any other Indebtedness ranking senior to or pari passu with the Notes or the Guarantees as provided herein; PROVIDED, that with respect to a Subsidiary in any specific instance, such Restricted Subsidiary is also an obligor under the Indenture, the Notes, the Guarantees or such other Senior Indebtedness or Pari Passu Indebtedness, as the case may be, whether as a borrower, guarantor or pledgor of collateral.


                                      ARTICLE II


                                  EVENTS OF DEFAULT

SECTION 2.01. EVENTS OF DEFAULT.

          If after the date of issuance of this Loan (i) an Event of Default has occurred under the Indenture, (ii) an Event of Default (as defined) has occurred under either of the Revolving Credit Facility or any refinancing of the Revolv ing Credit Facility or (iii) an "event of default" (as defined) has occurred under any other Indebtedness of the Company or any Guarantor, then (x) in the event the Maker is not either one of the Company or a Guarantor, all amounts owing under the Loans hereunder shall be immediately due and payable to the Holder, and (y) in the event the Maker is either the Company or a Guarantor, the amounts owing under the Loans hereunder shall not be due and payable; PROVIDED, HOWEVER, that if such Event of Default or event of default has been waived, cured or rescinded, such amounts will no longer be due and payable in the case of clause (x), and such amounts may be payable in the case of clause (y). If the Holder is a Subsidiary, then the Holder hereby agrees that if it receives any payments or distributions on any Loan from the Company or a Guarantor which is not payable pursuant to clause (y) of the prior sentence after any Event of Default or event of default described in clauses (i), (ii) or (iii) above has occurred, is continuing and has not been waived, cured or rescinded, it will pay over and deliver forthwith to the Company or such Guarantor, as the case may be, all such payments and distributions.

                                     ARTICLE III

                                    MISCELLANEOUS

SECTION 3.01.  AMENDMENTS, ETC.

          No amendment or waiver of any provision of this intercompany note, or consent to depart herefrom is permitted at any time for any reason, except with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities.

SECTION 3.02.  ASSIGNMENT.

          No party to this Agreement may assign, in whole or in part, any of its rights and obligations under this intercompany note, except to its legal successor in interest.

SECTION 3.03.  THIRD-PARTY BENEFICIARIES.

          The holders of the Notes, the Guarantees or any other Indebtedness ranking pari passu with or senior to, the Notes or any Guarantees, shall be third-party beneficiaries to this intercompany note upon an Event of Default shall have the right to enforce this intercompany note against the Company or any of its Subsidiaries.

SECTION 3.04.  HEADINGS.

          Article and Section headings in this intercompany notes are included for convenience of reference only and shall not constitute a part of this intercompany note for any purpose.

SECTION 3.05.  ENTIRE AGREEMENT.

          This intercompany note sets forth the entire agreement of the parties with respect to its subject matter and supersedes all previous understandings, written or oral, in respect thereof.

SECTION 3.06.  GOVERNING LAW.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

SECTION 3.07.  WAIVERS.

          The Maker hereby waives presentment, demand for payment, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement hereof.

                                       By:
                                           ----------------------------------

         Amount        Maturity        Amount of     Unpaid
      of Borrowing/  of Borrowing/  Principal Paid  Principal  Notation
Date    Principal      Principal       or Prepaid    Balance   Made by  Interest